Product supplement no. 75-I To prospectus dated December 1, 2005 and prospectus supplement dated October 12, 2006	Registration Statement No. 333-130051 Dated April 24, 2007 Rule 424(b)(2)

JPMorgan Chase & Co.

Mandatory Exchangeable Notes Linked to the Common Stock of a Reference Stock Issuer

General

  JPMorgan Chase & Co. may offer and sell mandatory exchangeable notes linked to the common stock of an issuer, which we refer to as a Reference Stock, from time to time. As used in this product supplement, the term “common stock” includes non-U.S. equity securities issued through depositary arrangements such as American depositary shares (“ADSs”). If the Reference Stock is an ADS, the term “issuer” refers to the issuer of the shares underlying the ADS. This product supplement no. 75-I describes terms that will apply generally to the notes, and supplements the terms described in the accompanying prospectus supplement and prospectus. A separate term sheet or pricing supplement, as the case may be, will describe terms that apply specifically to the notes, including any changes to the terms specified below. We refer to such term sheets and pricing supplements generally as terms supplements. If the terms described in the relevant terms supplement are inconsistent with those described herein or in the accompanying prospectus supplement or prospectus, the terms described in the relevant terms supplement shall control.
  The notes are the senior unsecured obligations of JPMorgan Chase & Co.
  We will pay interest at the interest rate specified in the relevant terms supplement. However, the notes do not guarantee any return of principal at maturity. Instead, the payment at maturity will be based on the performance of the Reference Stock during the term of the notes. For each note, you will receive at maturity, in addition to any accrued and unpaid interest, an amount in cash equal to the lesser of the Cap Price and the Final Share Price (or, in either case and at our election, a number of shares equal to the Physical Delivery Amount) rather than the principal amount of the notes. Excluding any accrued and unpaid interest, the value of your payment per note at maturity will not be more than the Cap Price and may be zero.
  For important information about tax consequences, see “Certain U.S. Federal Income Tax Consequences” beginning on page PS-26.
  The denomination of each note will be specified in the relevant terms supplement.
  Minimum purchase of 100 notes, unless otherwise specified in the relevant terms supplement.
  The issuer of the Reference Stock is not an affiliate of ours and is not receiving any of the proceeds of any note offering. The obligations under the notes are our obligations only and the issuer of any Reference Stock will have no obligations of any kind under the notes. Investing in the notes is not equivalent to investing in the Reference Stock.
  You will not have the right to exchange your notes for cash or shares of Reference Stock prior to maturity.
  The notes will not be listed on any securities exchange unless otherwise specified in the relevant terms supplement.

Key Terms

Reference Stock:	As specified in the relevant terms supplement.
Interest Rate:	As specified in the relevant terms supplement.
Principal Amount:	As specified in the relevant terms supplement.
Payment at Maturity:	Payment at maturity will be based on the performance of the Reference Stock specified in the relevant terms supplement.
If the Final Share Price is greater than the Cap Price, at maturity you will receive in respect of each note, an amount in cash equal to the Cap Price (or, at our election, the Physical Delivery Amount), plus any accrued and unpaid interest.
If the Final Share Price is equal to or less than the Cap Price, at maturity you will receive an amount in cash equal to the Final Share Price (or, at our election, the Physical Delivery Amount), plus any accrued and unpaid interest. If you receive shares of Reference Stock, fractional shares will be paid in cash.
Excluding any accrued and unpaid interest, the value of your payment per note at maturity will not be more than the Cap Price and may be zero.
Cap Price:

As specified in the relevant terms supplement. For example, the relevant terms supplement may specify that the Cap Price shall be equal to 110% of the closing price or the average of certain intra-day prices, as determined by the calculation agent, of the Reference Stock on the pricing date.

Dividend Protection:

If specified in the relevant terms supplement, the Exchange Factor will be subject to adjustment in the event that the issuer of the Reference Stock pays a cash dividend on the Reference Stock in an amount either greater or less than an amount that will be specified in the relevant terms supplement (such amount, the “Dividend Threshold”). The adjustment will be effective as of the close of business on the trading day immediately preceding the ex-dividend date. If the calculation agent determines that the issuer of the Reference Stock has failed to declare or make a cash dividend payment, the Exchange Factor will be subject to adjustment on relevant Exchange Factor Adjustment Date(s). The relevant terms supplement will specify the applicable Dividend Threshold and Exchange Factor Adjustment Date(s). See “General Terms of Notes — Anti-dilution Adjustments — Cash Dividends.”

Physical Delivery Amount:	If the Final Share Price is greater than the Cap Price, the number of shares of Reference Stock per note equal to (1) the Cap Price divided by (2) the Final Share Price.
If the Final Share Price is equal to or less than the Cap Price, the number of shares of Reference Stock per note equal to the Exchange Factor.
Final Share Price:

Unless otherwise specified in the relevant terms supplement, the product of (1) the closing price of one share of the Reference Stock on the Observation Date, or the arithmetic average of the closing prices of the Reference Stock on each of the Averaging Dates or such other date or dates as specified in the relevant terms supplement and (2) the Exchange Factor.

Exchange Factor:

Unless otherwise specified in the terms supplement, the Exchange Factor will be set initially at 1.0, subject to adjustment upon the occurrence of certain corporate events affecting the Reference Stock. See “General Terms of Notes — Anti-Dilution Adjustments.”

Valuation Date(s):

The Final Share Price will be determined either on a single date, which we refer to as the Observation Date, or over several dates, each of which we refer to as an Averaging Date, as specified in the relevant terms supplement. We refer to such dates generally as Valuation Dates in this product supplement. Any Valuation Date is subject to postponement in the event of certain market disruption events and as described under “Description of Notes — Payment at Maturity.”

Maturity Date:

As specified in the relevant terms supplement. The maturity date of the notes is subject to postponement in the event of certain market disruption events and as described under “Description of Notes — Payment at Maturity.”

Investing in the notes involves a number of risks. See “Risk Factors” beginning on page PS-7.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the notes or passed upon the accuracy or the adequacy of this product supplement no. 75-I, the accompanying prospectus supplement and prospectus, or any related terms supplement. Any representation to the contrary is a criminal offense.

The notes are not bank deposits and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency, nor are they obligations of, or guaranteed by, a bank.

JPMorgan

April 24, 2007

        In making your investment decision, you should rely only on the information contained or incorporated by reference in the terms supplement relevant to your investment, this product supplement no. 75-I and the accompanying prospectus supplement and prospectus with respect to the notes offered by the relevant terms supplement and this product supplement no. 75-I and with respect to JPMorgan Chase & Co. This product supplement no. 75-I, together with the relevant terms supplement and the accompanying prospectus and prospectus supplement, contain the terms of the notes and supersede all other prior or contemporaneous oral statements as well as any other written materials including preliminary or indicative pricing terms, correspondence, trade ideas, structures for implementation, sample structures, fact sheets, brochures or other educational material of ours. The information in the relevant terms supplement, this product supplement no. 75-I and the accompanying prospectus supplement and prospectus may only be accurate as of the dates of each of these documents, respectively.

        The notes described in the relevant terms supplement and this product supplement no. 75-I are not appropriate for all investors, and involve important legal and tax consequences and investment risks, which should be discussed with your professional advisers. You should be aware that the regulations of the National Association of Securities Dealers, Inc. and the laws of certain jurisdictions (including regulations and laws that require brokers to ensure that investments are suitable for their customers) may limit the availability of the notes. The relevant terms supplement, this product supplement no. 75-I and the accompanying prospectus supplement and prospectus do not constitute an offer to sell or a solicitation of an offer to buy the notes in any circumstances in which such offer or solicitation is unlawful.

        In this product supplement no. 75-I and the accompanying prospectus supplement and prospectus, “we,” “us” and “our” refer to JPMorgan Chase & Co., unless the context requires otherwise.

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We are offering to sell, and are seeking offers to buy, the notes only in jurisdictions where offers and sales are permitted. Neither this product supplement no. 75-I nor the accompanying prospectus supplement, prospectus or terms supplement constitutes an offer to sell, or a solicitation of an offer to buy, any notes by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation. Neither the delivery of this product supplement no. 75-I nor the accompanying prospectus supplement, prospectus or terms supplement nor any sale made hereunder implies that there has been no change in our affairs or that the information in this product supplement no. 75-I and accompanying prospectus supplement, prospectus and terms supplement is correct as of any date after the date hereof.

You must (i) comply with all applicable laws and regulations in force in any jurisdiction in connection with the possession or distribution of this product supplement no. 75-I and the accompanying prospectus supplement, prospectus and terms supplement and the purchase, offer or sale of the notes and (ii) obtain any consent, approval or permission required to be obtained by you for the purchase, offer or sale by you of the notes under the laws and regulations applicable to you in force in any jurisdiction to which you are subject or in which you make such purchases, offers or sales; neither we nor the agents shall have any responsibility therefor.

The notes are not and will not be authorized by the Comisión Nacional de Valores for public offer in Argentina and may thus not be offered or sold to the public at large or to sectors or specific groups thereof by any means, including but not limited to personal offerings, written materials, advertisements or the media, in circumstances which constitute a public offering of securities under Argentine Law No. 17,811, as amended.

The notes have not been and will not be registered with the “Comissão de Valores Mobiliários” — the Brazilian Securities and Exchange Commission (“CVM”) and accordingly, the notes may not be sold, promised to be sold, offered, solicited, advertised and/or marketed within the Federative Republic of Brazil in an offering that can be construed as a public offering under CVM Instruction no 400, dated December 29, 2003, as amended from time to time.

The notes have not been registered with the Superintendencia de Valores y Seguros in Chile and may not be offered or sold publicly in Chile. No offer, sales or deliveries of the notes, or distribution of this product supplement no. 75-I or the accompanying prospectus supplement, prospectus or terms supplement may be made in or from Chile except in circumstances which will result in compliance with any applicable Chilean laws and regulations.

The notes may not be offered or sold in Hong Kong, by means of any document, other than to persons whose ordinary business it is to buy or sell shares or debentures, whether as principal or agent, or in circumstances that do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap. 32) of Hong Kong. Each Agent has not issued and will not issue any advertisement, invitation or document relating to the notes, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to notes which are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made thereunder.

The notes have not been, and will not be, registered with the National Registry of Securities maintained by the Mexican National Banking and Securities Commission nor with the Mexican Stock Exchange and may not be offered or sold publicly in the United Mexican States. This product supplement no. 75-I and the accompanying prospectus supplement, prospectus and terms supplement may not be publicly distributed in the United Mexican States.

Neither this product supplement no. 75-I nor the accompanying prospectus supplement, prospectus or terms supplement has been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this product supplement no. 75-I, the accompanying prospectus supplement, prospectus or terms supplement, and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the notes may not be circulated or distributed, nor may the notes be

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offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”), (ii) to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

The notes may not be publicly offered in Switzerland, as such term is defined or interpreted under the Swiss Code of Obligations. Neither this product supplement no. 75-I, the accompanying prospectus supplement, prospectus or terms supplement nor any of the documents related to the notes constitute a prospectus in the sense of article 652a or 1156 of the Swiss Code of Obligations.

In addition, notes that fall within the scope of the Swiss Investment Fund Act may not be offered and distributed by means of public advertising in or from Switzerland, as such term is defined or interpreted under the Swiss Investment Fund Act. Such notes will not be registered with the Swiss Federal Banking Commission under the Swiss Investment Fund Act and the corresponding Swiss Investment Fund Ordinance and investors will, therefore, not benefit from protection under the Swiss Investment Fund Act or supervision by the Swiss Federal Banking Commission.

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DESCRIPTION OF NOTES

        The following description of the terms of the notes supplements the description of the general terms of the debt securities set forth under the headings “Description of Notes” in the accompanying prospectus supplement and “Description of Debt Securities” in the accompanying prospectus. A separate terms supplement will describe the terms that apply specifically to the notes, including any changes to the terms specified below. Capitalized terms used but not defined in this product supplement no.75-I have the meanings assigned in the accompanying prospectus supplement, prospectus and the relevant terms supplement. The term “note” refers to each of our mandatory exchangeable notes linked to the Reference Stock specified in the relevant terms supplement.

General

        The mandatory exchangeable notes are senior unsecured obligations of JPMorgan Chase & Co. that are linked to the common stock of an issuer as specified in the relevant terms supplement (the “Reference Stock”). As used in this product supplement, the term “common stock” includes non-U.S. equity securities issued through depositary arrangements such as American depositary shares (“ADSs”). If the Reference Stock is an ADS, the term “issuer” refers to the issuer of the shares underlying the ADS. We refer to the common stock represented by an ADS as the “Underlying Stock.” The notes are a series of securities referred to in the accompanying prospectus supplement, prospectus and the relevant terms supplement. The notes will be issued by JPMorgan Chase & Co. under an indenture dated May 25, 2001, as may be amended or supplemented from time to time, between us and Deutsche Bank Trust Company Americas (formerly Bankers Trust Company), as trustee.

        The notes do not guarantee any return of principal at maturity; therefore, you must be aware of the risk that you may lose some or all of the principal amount of your notes at maturity. Excluding any accrued and unpaid interest, the value of your payment per note at maturity will not be more than the Cap Price and may be zero. Regardless of whether you receive at maturity an amount in cash equal to the Cap Price or the Final Share Price, or in either case and at our election, a number of shares of Reference Stock equal to the Physical Delivery Amount (as described under “— Payment at Maturity”), you will be entitled to periodic interest payments on the principal amount of your notes as specified in the terms supplement.

        The notes are not bank deposits and are not insured by the Federal Deposit Insurance Corporation or by any other governmental agency, nor are they obligations of, or guaranteed by, a bank.

        The notes are our unsecured and unsubordinated obligations and will rank pari passu with all of our other unsecured and unsubordinated obligations.

        The denomination of each note will be specified in the relevant terms supplement. The notes will be represented by one or more permanent global notes registered in the name of DTC or its nominee, as described under “Description of Notes — Forms of Notes” in the prospectus supplement and “Forms of Securities — Global Securities” in the prospectus.

        The specific terms of the notes will be described in the relevant terms supplement accompanying this product supplement no. 75-I. The terms described in that document supplement those described herein and in the accompanying prospectus and prospectus supplement. If the terms described in the relevant terms supplement are inconsistent with those described herein or in the accompanying prospectus or prospectus supplement, the terms described in the relevant terms supplement shall control.

Payment at Maturity

        If the Final Share Price is greater than the Cap Price, at maturity you will receive in respect of each note, an amount in cash equal to the Cap Price (or, at our election, a number of shares of Reference Stock equal to the Physical Delivery Amount), plus any accrued and unpaid interest.

PS-1

        If the Final Share Price is equal to or less than the Cap Price, at maturity you will receive an amount in cash equal to the Final Share Price (or, at our election, a number of shares of Reference Stock equal to the Physical Delivery Amount), plus any accrued and unpaid interest. If you receive shares of Reference Stock, fractional shares will be paid in cash.

        Excluding any accrued and unpaid interest, the value of your payment per note at maturity will not be more than the Cap Price and may be zero. Accordingly, you may lose some or all of your principal if you invest in the notes. See “Risk Factors” for further information.

        The “Cap Price” shall be specified in the relevant terms supplement. For example, the relevant terms supplement may specify that the Cap Price shall be equal to 110% of the closing price or the average of certain intra-day prices, as determined by the calculation agent, of the Reference Stock on the pricing date.

        Unless otherwise specified in the applicable terms supplement, the “Physical Delivery Amount” shall be as follows:

  If the Final Share Price is greater than the Cap Price, the number of shares of Reference Stock per note equal to the Cap Price divided by the Final Share Price; or

  If the Final Share Price is equal to or less than the Cap Price, the number of shares of Reference Stock per note equal to the Exchange Factor.

        Because the Physical Delivery Amount will be determined prior to the maturity date, if we elect to deliver the Physical Delivery Amount instead of the Cap Price or the Final Share Price, as applicable, to you at maturity for each note you hold, the market value of the shares of Reference Stock (plus cash in lieu of fractional shares) that you receive at maturity may be more or less than the amount you would have received had we not elected to deliver the Physical Delivery Amount as a result of fluctuations in the market value of the shares of Reference Stock (plus cash in lieu of fractional shares) during the period between the final Valuation Date and the maturity date. Consequently, it is possible that the aggregate value of the share of Reference Stock (plus cash in lieu of fractional shares) that you receive at maturity may be less than the amount you would have received had we delivered the Cap Price or the Final Share Price, as applicable. See “Risk Factors — If we elect to deliver the Physical Delivery Amount instead of the Cap Price or the Final Share Price, as applicable, to you at maturity, the aggregate value of the shares of Reference Stock (plus cash in lieu of fractional shares) that you receive at maturity may be less than the amount you would have received had we not made such election.”

        Unless otherwise specified in the applicable terms supplement, the “Exchange Factor” shall be set initially at 1.0, subject to adjustment upon the occurrence of certain corporate events affecting the Reference Stock. See “General Terms of Notes — Anti-dilution Adjustments.”

        If specified in the relevant terms supplement, the Exchange Factor will be subject to adjustment in the event that the issuer of the Reference Stock pays a cash dividend on the Reference Stock in an amount either greater or less than an amount that will be specified in the relevant terms supplement (such amount, the “Dividend Threshold”). The adjustment will be effective as of the close of business on the trading day immediately preceding the ex-dividend date. If the calculation agent determines that the issuer of the Reference Stock has failed to declare or make a cash dividend payment, the Exchange Factor will be subject to adjustment on relevant Exchange Factor Adjustment Date(s). The relevant terms supplement will specify the applicable Dividend Threshold and Exchange Factor Adjustment Date(s). See “General Terms of Notes — Anti-dilution Adjustments — Cash Dividends.”

        Unless otherwise specified in the applicable terms supplement, “Final Share Price” means the product of (1) the closing price of one share of the Reference Stock on the Observation Date, or the arithmetic average of the closing prices of the Reference Stock on each of the Averaging Dates or such other date or dates as specified in the relevant terms supplement and (2) the Exchange Factor.

PS-2

        The “Valuation Date(s)” will be a single date, which we refer to as the Observation Date, or several dates, each of which we refer to as an Averaging Date, and any such date is subject to adjustment as described below. The relevant terms supplement will specify the manner in which the Final Share Price is determined.

        Unless otherwise specified in the applicable terms supplement, “pricing date” means the day we price the notes for initial sale to the public.

        The “Reference Stock” shall be specified in the relevant terms supplement.

        “Relevant Exchange” means the primary U.S. exchange or market for trading for the Reference Stock, or with respect to the Underlying Stock, the primary exchange or market for trading for the Underlying Stock, as specified in the relevant terms supplement.

        Unless otherwise specified in the applicable terms supplement, the “closing price” for one share of the Reference Stock (or one unit of any other security for which a closing price must be determined) on any trading day means:

  if the Reference Stock (or any such other security) is listed or admitted to trading on a national securities exchange, the last reported sale price, regular way (or, in the case of the NASDAQ Stock Market, the official closing price), of the principal trading session on such day on the principal United States securities exchange registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on which Reference Stock (or any such other security) is listed or admitted to trading, or if the Reference Stock (or any such other security) is not listed or admitted to trading on any national securities exchange but is included in the OTC Bulletin Board Service operated by the National Association of Securities Dealers, Inc. (the “NASD”), the last reported sale price of the principal trading session on the OTC Bulletin Board Service on such day, with respect to any such other security, if such security is issued by a foreign issuer and its closing price cannot be determined as set forth in the two bullet points above, and such security is listed or admitted to trading on a non-U.S. securities exchange or market, the last reported sale price, regular way, of the principal trading session on such day in the primary non-U.S. securities exchange or market on which security is listed or admitted to trading, or otherwise, if none of the above circumstances is applicable, the mean, as determined by the calculation agent, of the bid prices for the Reference Stock (or any such other security) obtained from as many dealers in such security, but not exceeding three, as will make such bid prices available to the calculation agent.

        Unless otherwise specified in the applicable terms supplement, a “trading day” is a day, as determined by the calculation agent, on which trading is generally conducted on the New York Stock Exchange (the “NYSE”), the American Stock Exchange LLC (the “AMEX”), the NASDAQ Stock Market, the Chicago Mercantile Exchange Inc., the Chicago Board Options Exchange, Incorporated and in the over-the-counter market for equity securities in the United States or, with respect to a security issued by a foreign issuer that is not listed or admitted to trading on a U.S. securities exchange or market, a day, as determined by the calculation agent, on which trading is generally conducted on the primary non-U.S. securities exchange or market on which such security is listed or admitted to trading and, in each case, a market disruption event has not occurred.

        Unless otherwise specified in the applicable terms supplement, a “business day” is any day other than a day on which banking institutions in The City of New York are authorized or required by law, regulation or executive order to close or a day on which transactions in dollars are not conducted.

        The maturity date for the notes will be set forth in the relevant terms supplement. If the scheduled maturity date (as specified in the relevant terms supplement) is not a business day, then the maturity date will be the next succeeding business day following such scheduled maturity date. If, due to a market disruption event or otherwise, the final Valuation Date is postponed so that it falls

PS-3

less than three business days prior to the scheduled maturity date, the maturity date will be the third business day following the final Valuation Date, as postponed, unless otherwise specified in the relevant terms supplement; provided that in the case of notes with a maturity of not more than one year, if the final Valuation Date has been postponed to the Final Disrupted Valuation Date (as defined below), the maturity date will be postponed to the date that is one year (including the issue date but not such date) after the issue date (the “Final Date”), unless otherwise specified in the relevant terms supplement. We describe market disruption events under “General Terms of Notes — Market Disruption Events.”

        We will irrevocably deposit with The Depository Trust Company (“DTC”) no later than the opening of business on the applicable date or dates funds sufficient to make payments of the amount payable at maturity and on the Interest Payment Dates, if any, with respect to the notes on such date. We will give DTC irrevocable instructions and authority to pay such amount to the holders of the notes entitled thereto.

        Subject to the foregoing and to applicable law (including, without limitation, United States federal laws), we or our affiliates may, at any time and from time to time, purchase outstanding notes by tender, in open market or by private agreement.

Notes with a maturity of more than one year

        If a Valuation Date is not a trading day or if there is a market disruption event on such day, the applicable Valuation Date will be postponed to the immediately succeeding trading day during which no market disruption event shall have occurred or be continuing. In no event, however, shall any Valuation Date be postponed more than ten business days following the date originally scheduled to be such Valuation Date. If the tenth business day following the date originally scheduled to be the applicable Valuation Date is not a trading day, or if there is a market disruption event on such date, the closing price of the Reference Stock on such Valuation Date shall be determined by the calculation agent in good faith based upon its assessment of the market value of the Reference Stock on that tenth business day.

        If any Valuation Date is postponed, all subsequent Valuation Dates will also be postponed; the next subsequent Valuation Date will then be the next scheduled trading day on which no market disruption event has occurred or is continuing (subject to the ten scheduled business day limitation described above). For example, if the Final Share Price is to be calculated based on the arithmetic average of the closing prices of the Reference Stock on June 4, 2007, June 5, 2007 and June 6, 2007, and there is a market disruption event on June 4, 2007 but there is no market disruption event on June 5, 2007 and June 6, 2007, then the Final Share Price shall be determined based on the arithmetic average of the closing prices of the Reference Stock on June 5, 2007, June 6, 2007 and June 7, 2007. Postponement of any Valuation Date, and accordingly, the final Valuation Date, may cause the maturity date to be postponed by a number of business days equal to the number of business days by which any Valuation Date, and accordingly, the final Valuation Date, is postponed.

Notes with a maturity of not more than one year

        If a Valuation Date is not a trading day or if there is a market disruption event on such day, the applicable Valuation Date shall be postponed to the immediately succeeding trading day during which no market disruption event shall have occurred or be continuing; provided that no Valuation Date shall be postponed beyond the earlier of a date (1) that falls one business day prior to the Final Date (the “Final Disrupted Valuation Date”) and (2) that is more than ten business days from the scheduled Valuation Date. If a Valuation Date has been postponed to the tenth business day following the date originally scheduled to be such Valuation Date and such tenth business day is not a trading day, or if there is a market disruption event on such date, the closing price of a Reference Stock on such Valuation Date shall be determined by the calculation agent in good faith based upon its assessment of the market value of the Reference Stock on that tenth business day. If any Valuation Date has been postponed to the Final Disrupted Valuation Date (treating any such Valuation Date that is not the final

PS-4

Valuation Date as if it were the final Valuation Date), and such Final Disrupted Valuation Date is not a trading day, or if there is a market disruption event on such Final Disrupted Valuation Date, the closing price of a Reference Stock on any such Final Disrupted Valuation Date shall be determined by the calculation agent in good faith based upon its assessment of the market value of the Reference Stock on the Final Disrupted Valuation Date. For the avoidance of doubt, in no event shall any Valuation Date occur after the Final Disrupted Valuation Date.

        If any Valuation Date is postponed, all subsequent Valuation Dates will also be postponed; the next subsequent Valuation Date will then be the next scheduled trading day on which no market disruption event has occurred or is continuing (subject to the ten scheduled business day and Final Disrupted Valuation Date limitations described above). For example, if the Final Share Price is to be calculated based on the arithmetic average of the closing prices of the Reference Stock on June 4, 2007, June 5, 2007 and June 6, 2007, and if the scheduled maturity date is June 8, 2007 and the Final Disrupted Valuation Date is June 11, 2007, and there is a market disruption event on each of June 4, 2007, June 5, 2007 and June 6, 2007, but there is no market disruption event on June 7, 2007, June 8, 2007 and June 11, 2007, then the Final Share Price shall be determined based on the arithmetic average of the closing prices of the Reference Stock on June 7, 2007, June 8, 2007 and June 11, 2007, and the maturity date will be postponed to June 12, 2007, which is the Final Date. Postponement of any Valuation Date, and accordingly, the final Valuation Date, may cause the maturity date to be postponed by a number of business days equal to the number of business days by which any Valuation Date, and accordingly, the final Valuation Date, is postponed; provided that any such postponement will not delay the maturity date to a date that is more than one year (including the issue date but not the maturity date) after the issue date.

Interest Payments

        For each interest period, unless otherwise specified in the terms supplement, for each note, the interest payment for each interest period will be calculated as follows:

Principal amount of each note ($) x interest rate x	number of days in the interest period
360

where the number of days will be calculated on the basis of a year of 360 days with twelve months of thirty days each.

        The notes will bear interest at a rate per annum specified in the applicable terms supplement. Interest will accrue from the issue date of the notes to but excluding the maturity date. Interest will be paid in arrears on each Interest Payment Date to and including the maturity date, to the holders of record at the close of business on the date 15 calendar days prior to that Interest Payment Date, whether or not such fifteenth calendar day is a business day, unless otherwise specified in the relevant terms supplement. If the maturity date is adjusted as the result of a market disruption event, the payment of interest due on the maturity date will be made on the maturity date as adjusted, with the same force and effect as if the maturity date had not been adjusted, but no additional interest will accrue or be payable as a result of the delayed payment.

        The “interest rate” shall be specified in the relevant terms supplement.

        An “interest period” is the period beginning on and including the issue date of the notes and ending on but excluding the first Interest Payment Date, and each successive period beginning on and including an Interest Payment Date and ending on but excluding the next succeeding Interest Payment Date, or as specified in the relevant terms supplement.

        An “Interest Payment Date” will be as specified in the relevant terms supplement, provided that no Interest Payment Date shall be more than twelve months after the immediately prior Interest Payment Date or issue date of the notes, as applicable. If any day on which a payment of interest or principal is due is not a business day, the payment will be made with the same force and effect on the next succeeding business day, but no additional interest will accrue as a result of the delayed payment, and the next Interest Period will commence as if the payment had not been delayed.

PS-5

No Fractional Share

        If we deliver shares of Reference Stock to you at maturity, we will pay cash in lieu of delivering any fractional share of the Reference Stock in an amount equal to the product of the closing price of the Reference Stock multiplied by such fractional amount as determined by the calculation agent on the final Valuation Date.

Delivery of shares of Reference Stock

        We may designate any of our affiliates to deliver any shares of Reference Stock or any Exchange Property (as defined in “General Terms of Notes — Anti-dilution Adjustments”) pursuant to the terms of the notes and we shall be discharged of any obligation to deliver such shares of Reference Stock or Exchange Property to the extent of such performance by our affiliates. Reference in this product supplement to delivery of shares of Reference Stock or any Exchange Property by us shall also include delivery of such shares by our affiliates.

        Unless otherwise specified in the relevant terms supplement, if we elect to settle the notes by delivering shares of Reference Stock equal to the Physical Delivery Amount, we will notify the trustee of such election no later than five business days prior to the scheduled Maturity Date.

PS-6

RISK FACTORS

        Your investment in the notes will involve certain risks. The notes pay interest monthly but do not guarantee any return of principal at maturity. Investing in the notes is not equivalent to investing directly in the Reference Stock. In addition, your investment in the notes entails other risks not associated with an investment in conventional debt securities. You should consider carefully the following discussion of risks before you decide that an investment in the notes is suitable for you.

Your investment in the notes may result in a loss.

        The notes do not guarantee any return of principal and will not entitle you to a fixed amount at maturity. Instead, your payment at maturity will depend on the Final Share Price relative to the Cap Price. If the Final Share Price is less than or equal to the Cap Price, at maturity you will receive for each note, in addition to any accrued and unpaid interest, an amount in cash equal to the Final Share Price (or at our election, a number of shares of Reference Stock equal to the Physical Delivery Amount). In such case, if the Final Share Price is less than the principal amount of your note, you may lose some or all of your investment at maturity.

You will not benefit from any appreciation in the Reference Stock above the Cap Price and you should not expect to receive a payment at maturity with a value greater than the Cap Price, plus accrued and unpaid interest.

        If the Final Share Price is greater than the Cap Price, at maturity you will receive for each note, in addition to any accrued and unpaid interest, only an amount in cash equal to the Cap Price (or at our election, a number of shares of Reference Stock equal to the Physical Delivery Amount) per note. If the Final Share Price is less than or equal to the Cap Price, at maturity you will receive an amount in cash (or at our election, a number of shares of Reference Stock equal to the Physical Delivery Amount) which will always be less than the Cap Price. Accordingly, your ability to participate in any rise in the market value of the Reference Stock will be limited by the Cap Price, regardless of any appreciation in the value of the Reference Stock beyond the Cap Price. As a result, your return on the notes may be less than the return obtainable if you had directly owned shares of the applicable Reference Stock.

If we elect to deliver the Physical Delivery Amount instead of the Cap Price or the Final Share Price, as applicable, to you at maturity, the aggregate value of the shares of Reference Stock (plus cash in lieu of fractional shares) that you receive at maturity may be less than the amount you would have received had we not made such election.

        Because the Physical Delivery Amount will be determined prior to the maturity date, if we elect to deliver the Physical Delivery Amount instead of the Cap Price or the Final Share Price, as applicable, to you at maturity for each note you hold, the market value of the shares of Reference Stock (plus cash in lieu of fractional shares) that you receive at maturity may be more or less than the amount you would have received had we not elected to deliver the Physical Delivery Amount, as a result of fluctuations in the market value of the shares of Reference Stock (plus cash in lieu of fractional shares) during the period between the final Valuation Date and the maturity date. Consequently, it is possible that the aggregate value of the shares of Reference Stock (plus cash in lieu of fractional shares) that you receive at maturity may be less than the amount you would have received had we not made such election.

The yield, which may be negative, may be lower than the yield on a conventional debt security of comparable maturity.

        The amount we pay you at maturity may be less than the return you could earn on other investments. Because the amount you receive at maturity may be equal to or less than the principal amount, the effective yield to maturity on the notes may be less than that which would be payable on a conventional fixed-rate, non-callable debt security of ours. The interest rate payable on the notes may also be set at a rate that is significantly below the prevailing market rate on a conventional debt security issued by us or an issuer with a comparable credit rating. In addition, any return may not fully compensate you for any opportunity cost to you when you take into account inflation and other factors relating to the time value of money.

PS-7

You will have no ownership rights in the Reference Stock.

        Investing in the notes is not equivalent to investing in the Reference Stock. As an investor in the notes, you will not have any ownership interest or rights in the Reference Stock, such as voting rights, dividend payments or other distributions. In addition, you will not have the right to exchange your notes for cash or shares of Reference Stock prior to maturity. If the notes are linked to non-U.S. equity securities issued through depositary arrangements like ADSs, you will not have the rights of owners of such ADSs or the Underlying Stock.

We have no affiliation with the issuer of the Reference Stock.

        The issuer of a Reference Stock is not an affiliate of ours and is not involved in any of our offerings of notes pursuant to this product supplement in any way. Consequently, we have no control of the actions of the issuer of a Reference Stock, including any corporate actions of the type that would require the calculation agent to adjust the payment to you at maturity. The issuer of the Reference Stock has no obligation to consider your interest as an investor in the notes in taking any corporate actions that might affect the value of your notes. None of the money you pay for the notes will go to the issuer of the Reference Stock.

        In addition, as we are not affiliated with the issuer of the Reference Stock, we do not assume any responsibility for the adequacy of the information about the Reference Stock or its issuer contained in this product supplement, any terms supplement or in any of the Reference Stock issuer’s publicly available filings. We are not responsible for such issuer’s public disclosure of information on itself or the Reference Stock, whether contained in Securities Exchange Commission filings or otherwise. As an investor in the notes, you should make your own investigation into the Reference Stock.

The notes are designed to be held to maturity.

        The notes are not designed to be short-term trading instruments. The price at which you will be able to sell your notes prior to maturity, if at all, may be at a substantial discount from the principal amount of the notes, even in cases where the Reference Stock has appreciated since the date of the issuance of notes. The potential returns described in any terms supplement assume that your notes are held to maturity.

Secondary trading may be limited.

        Unless otherwise specified in the relevant terms supplement, the notes will not be listed on any securities exchange. There may be little or no secondary market for the notes. Even if there is a secondary market for the notes, it may not provide enough liquidity to allow you to trade or sell the notes easily.

        J.P. Morgan Securities Inc. may act as a market maker for the notes, but is not required to do so. Because we do not expect that other market makers will participate significantly in the secondary market for the notes, the price at which you may be able to trade your notes is likely to depend on the price, if any, at which J.P. Morgan Securities Inc. is willing to buy the notes. If at any time J.P. Morgan Securities Inc. or another agent does not act as a market maker, it is likely that there would be little or no secondary market for the notes.

Prior to maturity, the value of the notes may be influenced by many unpredictable factors.

        Many economic and market factors will influence the value of the notes. We expect that, generally, the price of the Reference Stock and interest rates on any day will affect the value of the notes more than any other single factor. However, you should not expect the value of the notes in the secondary market to vary in proportion to changes in the price of the Reference Stock. The value of the notes will be affected by a number of other factors that may either offset or magnify each other, including:

  the dividend rate paid on the Reference Stock (while not paid to holders of the notes, dividend payments on the Reference Stock may influence the market price of the Reference Stock and the market value of options on the Reference Stock and therefore affect the market value of the notes);

PS-8

  supply and demand for the notes, including inventory positions of J.P. Morgan Securities Inc. or any other market maker;

  the expected frequency and magnitude of changes in the market price of the Reference Stock (volatility);

  economic, financial, political and regulatory or judicial events that affect the Reference Stock or stock markets generally;

  if the Reference Stock is an ADS, the exchange rate and volatility of the exchange rate between the U.S. dollar and the currency of the country in which the Underlying Stock is traded;

  the occurrence of certain events affecting the issuer of the Reference Stock that may or may not require an adjustment to the Exchange Factor, including a merger or acquisition;

  interest and yield rates in the market generally;

  the time remaining to the maturity of the notes; and

  our creditworthiness, including actual or anticipated downgrades in our credit ratings.

        Some or all of these factors may influence the price that you will receive if you choose to sell your notes prior to maturity. The impact of any of the factors set forth above may enhance or offset some or all of any change resulting from another factor or factors. You cannot predict the future performance of the Reference Stock based on its historical performance. For example, you may have to sell your note at a substantial discount from the principal amount if the closing price of the Reference Stock is at, below, or not sufficiently above the issue price of the note.

The inclusion in the original issue price of each agent’s commission and the cost of hedging our obligations under the notes through one or more of our affiliates is likely to adversely affect the value of the notes prior to maturity.

        While the payment at maturity will be based on the principal amount of your notes, if any, the original issue price of the notes includes each agent’s commission and the cost of hedging our obligations under the notes through one or more of our affiliates. Such cost includes our affiliates’ expected cost of providing such hedge, as well as the profit our affiliates expect to realize in consideration for assuming the risks inherent in providing such hedge. As a result, assuming no change in market conditions or any other relevant factors, the price, if any, at which J.P. Morgan Securities Inc. will be willing to purchase notes from you in secondary market transactions, if at all, will likely be lower than the original issue price. In addition, any such prices may differ from values determined by pricing models used by J.P. Morgan Securities Inc., as a result of such compensation or other transaction costs.

If the market value of the Reference Stock changes, the market value of your notes may not change in the same manner.

        Owning the notes is not the same as owning the Reference Stock. Accordingly, changes in the market value of the Reference Stock may not result in a comparable change in the market value of the notes. If the closing price of the Reference Stock on any trading day increases above the Cap Price, the value of the notes may not increase comparably, if at all. It is also possible for the value of the Reference Stock to increase moderately while the value of the notes declines.

We or one of our affiliates may serve as the depositary for the American Depositary Shares representing the common stock of the issuer.

        We or one of our affiliates may serve as depositary for some foreign companies that issue ADSs. If the Reference Stock is an ADS, and we or one of our affiliates serves as depositary for such ADSs, the interests of JPMorgan Chase, as depositary for the ADSs, may be adverse to your interests as a holder of the notes.

PS-9

For notes linked to the performance of an ADS, fluctuations in exchange rates will affect your investment.

        There are significant risks related to an investment in a note that is linked to an ADS, which is quoted and traded in U.S. dollars, representing an Underlying Stock that is quoted and traded in a foreign currency. The ADSs, which are quoted and traded in U.S. dollars, may trade differently from the Underlying Stock. In recent years, the rates of exchange between the U.S. dollar and some other currencies have been highly volatile and this volatility may continue in the future. These risks generally depend on economic and political events over which we have no control. Fluctuations in any particular exchange rate that have occurred in the past are not necessarily indicative, however, of fluctuations that may occur during the term of the notes. Changes in the exchange rate between the U.S. dollar and a foreign currency may affect the U.S. dollar equivalent of the price of the Underlying Stock on non-U.S. securities markets and, as a result, may affect the market price of the ADS, which may consequently affect the value of the notes.

We have no control over exchange rates.

        Foreign exchange rates can either float or be fixed by sovereign governments. Exchange rates of the currencies used by most economically developed nations are permitted to fluctuate in value relative to the U.S. dollar and to each other. However, from time to time governments and, in the case of countries using the euro, the European Central Bank, may use a variety of techniques, such as intervention by a central bank, the imposition of regulatory controls or taxes or changes in interest rates to influence the exchange rates of their currencies. Governments may also issue a new currency to replace an existing currency or alter the exchange rate or relative exchange characteristics by a devaluation or revaluation of a currency. These governmental actions could change or interfere with currency valuations and currency fluctuations that would otherwise occur in response to economic forces, as well as in response to the movement of currencies across borders. As a consequence, these government actions could adversely affect an investment in a note that is linked to an ADS, which is quoted and traded in U.S. dollars, representing an Underlying Stock that is quoted and traded in a foreign currency.

        We will not make any adjustment or change in the terms of the notes in the event that exchange rates should become fixed, or in the event of any devaluation or revaluation or imposition of exchange or other regulatory controls or taxes, or in the event of other developments affecting the U.S. dollar or any relevant foreign currency. You will bear those risks.

For notes linked to the performance of an ADS, an investment in the notes is subject to risks associated with non-U.S. securities markets.

        An investment in the notes linked to the value of ADSs representing interests in non-U.S. equity securities involves risks associated with the securities markets in those countries where the relevant non-U.S. equity securities are traded, including risks of markets volatility, governmental intervention in those markets and cross shareholdings in companies in certain countries. Also, non-U.S. companies are generally subject to accounting, auditing and financial reporting standards and requirements, and securities trading rules different from those applicable to U.S. reporting companies.

        The prices of securities in non-U.S. markets may be affected by political, economic, financial and social factors in such markets, including changes in a country’s government, economic and fiscal policies, currency exchange laws or other laws or restrictions. Moreover, the economies of such countries may differ favorably or unfavorably from the economy of the United States in such respects as growth of gross national product, rate of inflation, capital reinvestment, resources and self sufficiency. Such countries may be subjected to different and, in some cases, more adverse economic environments.

PS-10

There are important differences between the rights of holders of ADSs and the rights of holders of the common stock of the foreign company.

        If your note is linked to the performance of an ADS, you should be aware that your note is linked to the price of the ADSs and not the Underlying Stock, and there exist important differences between the rights of holders of ADSs and the Underlying Stock. Each ADS is a security evidenced by American Depositary Receipts that represents a specified number of shares of common stock of a foreign issuer. Generally, the ADSs are issued under a deposit agreement, which sets forth the rights and responsibilities of the depositary, the foreign issuer and holders of the ADSs, which may be different from the rights of holders of common stock of the foreign issuer. For example, the foreign issuer may make distributions in respect of its common stock that are not passed on to the holders of its ADSs. Any such differences between the rights of holders of the ADSs and holders of the Underlying Stock may be significant and may materially and adversely affect the value of the notes.

In some circumstances, the payment you receive on the notes may be based on the common stock of another company and not the Reference Stock.

        Following certain corporate events relating to the Reference Stock where its issuer is not the surviving entity, the amount you receive at maturity may be based on the common stock of a successor to the Reference Stock issuer or any cash or any other assets distributed to holders of the Reference Stock in such corporate event. The occurrence of these corporate events and the consequent adjustments may materially and adversely affect the value of the notes. We describe the specific corporate events that can lead to these adjustments and the procedures for selecting Exchange Property (as described below) in the section of this product supplement called “General Terms of Notes — Anti-dilution Adjustments.”

Anti-dilution protection is limited.

        The calculation agent will make adjustments to the Exchange Factor, which will be set initially at 1.0, and consequently the Final Share Price and the Physical Delivery Amount, for certain adjustment events (as defined below) affecting the Reference Stock, including stock splits and certain corporate actions, such as mergers. The calculation agent is not required, however, to make such adjustments in response to all corporate actions, including if the issuer of the Reference Stock or another party makes a partial tender or partial exchange offer for the Reference Stock. If such a dilution event occurs and the calculation agent is not required to make an adjustment, the value of the notes may be materially and adversely affected. See “General Terms of Notes — Anti-dilution Adjustments” for further information.

We or our affiliates may have adverse economic interests to the holders of the notes.

        J.P. Morgan Securities Inc. and other affiliates of ours may trade the Reference Stock and other financial instruments related to the Reference Stock on a regular basis, for their accounts and for other accounts under their management. J.P. Morgan Securities Inc. and these affiliates may also underwrite or assist unaffiliated entities in the issuance or underwriting of the Reference Stock and may issue or underwrite or assist unaffiliated entities in the issuance or underwriting of other securities or financial instruments linked to the Reference Stock. To the extent that we or one of our affiliates serves as issuer, agent or underwriter for such securities or financial instruments, our or their interests with respect to such products may be adverse to those of the holders of the notes. Any of these trading activities could potentially affect the price of the Reference Stock and, accordingly, could affect the payment you receive at maturity.

        We or our affiliates may currently or from time to time engage in business with the issuer of the Reference Stock, including extending loans to, or making equity investments in, or providing advisory services to them, including merger and acquisition advisory services. In the course of this business, we or our affiliates may acquire non-public information about the companies, and we will not disclose any such information to you. In addition, one or more of our affiliates may publish research reports or

PS-11

otherwise express views about those companies. Any prospective purchaser of notes should undertake an independent investigation of issuers of the Reference Stock as is in its judgment appropriate to make an informed decision with respect to an investment in the notes.

        We may hedge our obligations under the notes through certain affiliates, who would expect to make a profit on such hedge. Because hedging our obligations entails risk and may be influenced by market forces beyond our or our affiliates’ control, such hedging may result in a profit that is more or less than expected, or it may result in a loss.

        J.P. Morgan Securities Inc., one of our affiliates, will act as the calculation agent. The calculation agent will determine, among other things, the Cap Price, the closing price of the Reference Stock on the Valuation Date(s), the Exchange Factor, anti-dilution adjustments, the Final Share Price, the amount of interest payable on any Interest Payment Date and the amount we will pay you at maturity. The calculation agent will also be responsible for determining whether a market disruption event has occurred, the price of the Reference Stock if the applicable Valuation Date(s) have been postponed more than ten business days as a result of a market disruption event and whether a day is an Interest Payment Date. In performing these duties, J.P. Morgan Securities Inc. may have interests adverse to the interests of the holders of the notes, which may affect your return on the notes, particularly where J.P. Morgan Securities Inc., as the calculation agent, is entitled to exercise discretion.

Market disruptions may adversely affect your return.

        The calculation agent may, in its sole discretion, determine that the markets have been affected in a manner that prevents it from properly determining the Final Share Price and calculating the payment at maturity that we are required to pay you. These events may include disruptions or suspensions of trading in the markets as a whole. If the calculation agent, in its sole discretion, determines that any of these events prevents us or any of our affiliates from properly hedging our obligations under the notes, it is possible that a Valuation Date and the maturity date will be postponed and your return will be adversely affected. Moreover, if any Valuation Date is postponed to the last possible day and the closing price of the Reference Stock is not available on that day because of a market disruption event or if such day is not a trading day, the calculation agent will nevertheless determine the Final Share Price in good faith based upon its assessment of the market value of the Reference Stock on that last possible day. See “General Terms of Notes — Market Disruption Events.”

The tax consequences of an investment in the notes are unclear.

        There is no direct legal authority as to the proper U.S. federal income tax characterization of the notes, and we do not intend to request a ruling from the Internal Revenue Service (the “IRS”) regarding the notes. Pursuant to the terms of the notes and subject to the discussion in the section entitled “Certain U.S. Federal Income Tax Consequences,” we and you agree to characterize the notes for U.S. federal income tax purposes as a unit comprising: (i) a contract that entitles you to receive an amount in cash equal to the Final Share Price (or the Physical Delivery Amount, at our option) at maturity and (ii) a deposit of $1,000 per $1,000 principal amount note to secure your potential obligation to purchase the Reference Stock. Other reasonable characterizations exist, and no assurance can be given that the IRS will accept, or that a court will uphold, this characterization. If the IRS were successful in asserting an alternative characterization or treatment for the notes, the timing and character of income on the notes could differ materially from our description herein. If you are a Non-U.S. Holder, we and our affiliates do not intend to withhold on stated interest payments to you if you satisfy applicable documentation requirements, unless otherwise specified in the relevant terms supplement. Others may withhold 30% of such payments unless you claim an exemption or reduction under an applicable income tax treaty. Non-U.S. Holders should consult their own tax advisers regarding the possibility of such withholding, including the possibility of obtaining a refund of withheld amounts. You are urged to review carefully the section entitled “Certain U.S. Federal Income Tax Consequences” in this product supplement no. 75-I and consult your tax adviser regarding your particular circumstances.

PS-12

JPMorgan Chase & Co. employees holding the notes must comply with policies that limit their ability to trade the notes and may affect the value of their notes.

        If you are an employee of JPMorgan Chase & Co. or one of its affiliates, you may only acquire the notes for investment purposes and you must comply with all of our internal policies and procedures. Because these policies and procedures limit the dates and times that you may transact in the notes, you may not be able to purchase any notes described in the relevant terms supplement from us and your ability to trade or sell any such notes in the secondary market may be limited.

We cannot assure you that the public information provided on the issuer of the Reference Stock is accurate or complete.

        All disclosures contained in the relevant terms supplement and this product supplement regarding the issuer of the Reference Stock are derived from publicly available documents and other publicly available information. We have not participated in the preparation of such documents or made any due diligence inquiry with respect to the issuer of the Reference Stock in connection with the offering of the notes. We do not make any representation that such publicly available documents or any other publicly available information regarding the issuer of the Reference Stock are accurate or complete, and are not responsible for public disclosure of information by the issuer of the Reference Stock, whether contained in filings with the Securities and Exchange Commission, which we refer to as the SEC, or otherwise. Furthermore, we cannot give any assurance that all events occurring prior to the date of the relevant terms supplement, including events that would affect the accuracy or completeness of the public filings of the issuer of the Reference Stock or the value of the Reference Stock (and therefore the closing price of the Reference Stock on the Valuation Date(s), the Final Share Price and the value of the Physical Delivery Amount), will have been publicly disclosed. Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning the issuer of the Reference Stock could affect the amount you will receive at maturity of the notes and, therefore, the trading prices of the notes. Any prospective purchaser of the notes should undertake an independent investigation of the issuer of the Reference Stock as in its judgment is appropriate to make an informed decision with respect to an investment in the notes.

PS-13

USE OF PROCEEDS

        Unless otherwise specified in the relevant terms supplement, the net proceeds we receive from the sale of the notes will be used for general corporate purposes and, in part, by us or by one or more of our affiliates in connection with hedging our obligations under the notes. The original issue price of the notes includes each agent’s commissions (as shown on the cover page of the relevant terms supplement) paid with respect to the notes. Unless otherwise specified in the relevant terms supplement, these commissions will include the reimbursement of certain issuance costs and the estimated cost of hedging our obligations under the notes. The estimated cost of hedging includes the projected profit that our affiliates expect to realize in consideration for assuming the risks inherent in hedging our obligations under the notes. Because hedging our obligations entails risk and may be influenced by market forces beyond our or our affiliates’ control, the actual cost of such hedging may result in a profit that is more or less than expected, or could result in a loss. See also “Use of Proceeds” in the accompanying prospectus.

        On or prior to the date of the relevant terms supplement, we, through our affiliates or others, may hedge some or all of our anticipated exposure in connection with the notes by taking positions in the Reference Stock or instruments whose value is derived from the Reference Stock. While we cannot predict an outcome, such hedging activity or other hedging and investment activity of ours could potentially decrease the closing price of the Reference Stock on any trading day as well as the Cap Price, and, therefore, effectively reduce the maximum payment you may receive at maturity in addition to interest payments over the term of the notes. From time to time, prior to maturity of the notes, we may pursue a dynamic hedging strategy which may involve taking long or short positions in the Reference Stock or instruments whose value is derived from the Reference Stock. Although we have no reason to believe that any of these activities will have a material impact on the price of the Reference Stock or the value of the notes, we cannot assure you that these activities will not have such an effect.

        We have no obligation to engage in any manner of hedging activity and will do so solely at our discretion and for our own account. No note holder shall have any rights or interest in our hedging activity or any positions we may take in connection with our hedging activity.

PS-14

THE REFERENCE STOCK

        In the relevant terms supplement, we will provide summary information regarding the business of the issuer of the Reference Stock based on its publicly available documents. We take no responsibility for the accuracy or completeness of such information.

        Companies with securities registered under the Exchange Act are required to file periodically certain financial and other information specified by the SEC. Information provided to or filed with the SEC can be inspected and copied at the public reference facilities maintained by the SEC at 100 F Street, NE, Washington, DC 20549, and copies of such materials can be obtained from the Public Reference Section of the SEC, 100 F Street, NE, Washington, DC 20549, at prescribed rates. In addition, information provided to or filed with the SEC electronically can be accessed through a website maintained by the SEC. The address of the SEC’s website is http://www.sec.gov. Information regarding the issuer of the Reference Stock may also be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents.

        This product supplement and the relevant terms supplement relate only to the notes offered thereby and do not relate to the Reference Stock or other securities of the issuer of the Reference Stock. We have derived any and all disclosures contained in this product supplement and the relevant terms supplement regarding the issuer of the Reference Stock from the publicly available documents described above. In connection with the offering of the notes, we have not participated in the preparation of such documents or made any due diligence inquiry with respect to the issuer of the Reference Stock. We do not make any representation that such publicly available documents are, or any other publicly available information regarding the issuer of the Reference Stock is, accurate or complete. Furthermore, we cannot give any assurance that all events occurring prior to the date hereof (including events that would affect the accuracy or completeness of the publicly available documents described in the preceding paragraph) that would affect the trading price of the Reference Stock (and therefore the Exchange Factor) have been publicly disclosed. Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning the issuer of the Reference Stock could affect the payment at maturity with respect to the notes and therefore the trading prices of the notes.

Neither we nor any of our affiliates makes any representation to you as to the performance of the Reference Stock.

        We and/or our affiliates may currently or from time to time engage in business with the issuer of the Reference Stock, including extending loans to, or making equity investments in, such issuer or providing advisory services to such issuer, including merger and acquisition advisory services. In the course of such business, we and/or our affiliates may acquire non-public information with respect to the Reference Stock or its issuer, and neither we nor any of our affiliates undertakes to disclose any such information to you. In addition, one or more of our affiliates may publish research reports with respect to the Reference Stock or its issuer, and these reports may or may not recommend that investors buy or hold the Reference Stock. As a prospective purchaser of a note, you should undertake an independent investigation of the Reference Stock or its issuer as in your judgment is appropriate to make an informed decision with respect to an investment in the notes.

Historical performance of the Reference Stock

        We will provide historical price information on the Reference Stock in the relevant terms supplement. You should not take any such historical prices as an indication of future performance.

Hypothetical returns on your notes

        The relevant terms supplement may include a table, chart or graph showing various hypothetical returns on your notes based on a range of hypothetical Final Share Prices and various key assumptions shown in the relevant terms supplement, in each case assuming the investment is held from the issue date until the scheduled maturity date.

PS-15

        Any table, chart or graph showing hypothetical returns will be provided for purposes of illustration only. It should not be viewed as an indication or prediction of future investment results. Rather, it is intended merely to illustrate the impact that various hypothetical market values of the Reference Stock on the scheduled Valuation Date(s) could have on the hypothetical returns on your note, if held to the scheduled maturity date, calculated in the manner described in the relevant terms supplement and assuming all other variables remained constant. Any payments at maturity listed in the relevant terms supplement will be entirely hypothetical. They will be based on Final Share Prices that may vary and on assumptions that may prove to be erroneous.

        The return on your note may bear little relation to, and may be much less than, the return that you might achieve were you to invest in the Reference Stock directly. Among other things, the return on the Reference Stock could include substantial dividend payments, which you will not receive as an investor in your note, and an investment in the Reference Stock is likely to have tax consequences that are different from an investment in your note.

        We describe various risk factors that may affect the market value of your note, and the unpredictable nature of that market value, under “Risk Factors” above.

PS-16

GENERAL TERMS OF NOTES

Calculation Agent

        J.P. Morgan Securities Inc. will act as the calculation agent. The calculation agent will determine, among other things, the Cap Price, the closing price of the Reference Stock on the Valuation Date(s), the Exchange Factor, anti-dilution adjustments, the Final Share Price, the amount of interest payable on any Interest Payment Date and the amount we will pay you at maturity. In addition, the calculation agent will determine whether there has been a market disruption event, the price of the Reference Stock if the applicable Valuation Date(s) have been postponed by more than ten business days as a result of a market disruption event and whether a day is an Interest Payment Date. All determinations made by the calculation agent will be at the sole discretion of the calculation agent and will, in the absence of manifest error, be conclusive for all purposes and binding on you and on us. We may appoint a different calculation agent from time to time after the date of the relevant terms supplement without your consent and without notifying you.

        The calculation agent will provide written notice to the trustee at its New York office, on which notice the trustee may conclusively rely, of the amount to be paid at maturity and each Interest Payment Date on or prior to 11:00 a.m. on the business day preceding the maturity date and each Interest Payment Date, if applicable.

        All calculations with respect to the Cap Price, the closing price of the Reference Stock on the Valuation Date(s), the Final Share Price and the payment at maturity to a note holder will be rounded to the nearest ten-thousandth, with five one hundred-thousandths rounded upward (e.g., .76545 would be rounded up to .7655); and all dollar amounts paid on the aggregate principal amount of notes per holder will be rounded to the nearest cent, with one-half cent rounded upward.

Market Disruption Events

        “Market Disruption Event” means, with respect to the Reference Stock (or any security for which a closing price must be determined):

  the occurrence or existence of a suspension, material limitation or absence of trading of the Reference Stock (or such security) on the primary market for the Reference Stock (or such security) for more than two hours of trading or during the one-half hour period preceding the close of the principal trading session in such market;

  a breakdown or failure in the price and trade reporting systems of the primary market for the Reference Stock (or such security) as a result of which the reported trading prices for the Reference Stock (or such security) during the last one-half hour preceding the close of the principal trading session in such market are materially inaccurate;

  a suspension, material limitation or absence of trading on the primary market for trading in options contracts related to the Reference Stock (or such security), if available, during the one-half hour period preceding the close of the principal trading session in the applicable market; or

  a decision to permanently discontinue trading in the related options contract,

in each case as determined by the calculation agent in its sole discretion; and

  a determination by the calculation agent in its sole discretion that any event described above materially interfered with our ability or the ability of any of our affiliates to effect transactions in the Reference Stock or any instrument related to the Reference Stock or to adjust or unwind all or a material portion of any hedge position in the Reference Stock with respect to the notes.

For the purpose of determining whether a market disruption event has occurred:

  a limitation on the hours or number of days of trading will not constitute a market disruption event if it results from an announced change in the regular business hours of the Relevant Exchange or market,

PS-17

  limitations pursuant to NYSE Rule 80A (or any applicable rule or regulation enacted or promulgated by the NYSE, any other U.S. self-regulatory organization, the Securities Exchange Commission or any other relevant authority of scope similar to NYSE Rule 80A as determined by the calculation agent) on trading during significant market fluctuations will constitute a suspension, absence or material limitation of trading, a suspension of trading in futures or options contracts on the Reference Stock (or such security) by the primary securities market trading in such contracts, if available, by reason of:

    a price change exceeding limits set by such securities exchange or market,

    an imbalance of orders relating to such contracts, or

    a disparity in bid and ask quotes relating to such contracts will, in each such case, constitute a suspension, absence or material limitation of trading in futures or options contracts related to the Reference Stock (or such security), as determined by the calculation agent in its sole discretion. A “suspension, absence or material limitation of trading” on the primary securities market on which futures or options contracts related to the Reference Stock (or such other security) are traded will not include any time when such securities market is itself closed for trading under ordinary circumstances.

Anti-dilution Adjustments

        The Exchange Factor is subject to adjustment by the calculation agent as a result of the anti-dilution and reorganization adjustments described in this section.

        No adjustments to the Exchange Factor will be required unless the Exchange Factor adjustment would require a change of at least 0.1% in the Exchange Factor then in effect. The Exchange Factor resulting from any of the adjustments specified in this section will be rounded to the nearest one ten-thousandth with five one hundred-thousandths being rounded upward. The calculation agent will not be required to make any adjustments to the Exchange Factor after the close of business on the business day immediately preceding the maturity date.

        No adjustments to the Exchange Factor will be required other than those specified below. The required adjustments specified in this section do not cover all events that could affect the closing price of the Reference Stock on any trading day during the term of the notes. No adjustments will be made for certain other events, such as offerings of common stock by the issuer of the Reference Stock for cash or in connection with acquisitions or otherwise or the occurrence of a partial tender or exchange offer for the Reference Stock by the issuer of the Reference Stock or any third party.

        For purposes of these adjustments, except as noted below, if an ADS is serving as the Reference Stock, all adjustments to the Exchange Factor for such Reference Stock will be made as if the Underlying Stock is serving as the Reference Stock. Therefore, for example, if the Underlying Stock is subject to a two-for-one stock split and assuming the Exchange Factor is equal to one, the Exchange Factor for the Reference Stock would be adjusted to equal to two. If your notes are linked to an ADS, the term “dividend” used in this section shall mean, unless we specify otherwise in the terms supplement for your notes, the dividend paid by the issuer of the Underlying Stock, net of any applicable foreign withholding or similar taxes that would be due on dividends paid to a U.S. person that claims and is entitled to a reduction in such taxes under an applicable income tax treaty, if available.

        If an ADS is serving as the Reference Stock, no adjustment to the ADS price or the Exchange Factor, including those described below, will be made if (1) holders of ADSs are not eligible to participate in any of the transactions described below or (2) (and to the extent that) the calculation agent determines in its sole discretion that the issuer or the depositary for the ADSs has adjusted the number of shares of underlying stock represented by each ADS so that the ADS price would not be affected by the corporate event in question. However, to the extent that the number of shares of

PS-18

Underlying Stock represented by each ADS is changed for any other reason, appropriate adjustments to the anti-dilution adjustments described herein (which may include ignoring such provision, if appropriate) will be made to reflect such change.

        J.P. Morgan Securities Inc., as calculation agent, shall be solely responsible for the determination and calculation of any adjustments to the Exchange Factor and of any related determinations and calculations with respect to any distributions of stock, other securities or other property or assets, including cash, in connection with any corporate event described in this section, and its determinations and calculations shall be conclusive absent manifest error.

        We will, within ten business days following the occurrence of an event that requires an adjustment to the Exchange Factor, or if we are not aware of this occurrence, as soon as practicable after becoming so aware, provide notice to the calculation agent, which shall provide written notice to the trustee, which shall provide notice to the holders of the notes of the occurrence of this event and, if applicable, a statement in reasonable detail setting forth the adjusted Exchange Factor.

        Stock Splits and Reverse Stock Splits

        If the Reference Stock is subject to a stock split or reverse stock split, then once any split has become effective, the Exchange Factor relating to the Reference Stock will be adjusted so that the new Exchange Factor shall equal the product of:

  the prior Exchange Factor, and

  the number of shares which a holder of one share of the Reference Stock before the effective date of that stock split or reverse stock split would have owned or been entitled to receive immediately following the applicable effective date.

        Stock Dividends

        If the Reference Stock is subject to a (i) stock dividend, i.e., issuance of additional shares of the Reference Stock, that is given ratably to all holders of shares of the Reference Stock, or (ii) distribution of shares of the Reference Stock as a result of the triggering of any provision of the corporate charter of the issuer of the Reference Stock, then, once the dividend has become effective and the shares are trading ex-dividend, the Exchange Factor will be adjusted so that the new Exchange Factor shall equal the prior Exchange Factor plus the product of:

  the prior Exchange Factor, and

  the number of additional shares issued in the stock dividend with respect to one share of the Reference Stock.

Non-cash Dividends and Distributions

        If the issuer of the Reference Stock distributes shares of capital stock, evidences of indebtedness or other assets or property of the issuer of the Reference Stock to holders of Reference Stock (other than (i) dividends, distributions and rights or warrants referred to under “— Stock Splits and Reverse Stock Splits” and “— Stock Dividends” above and (ii) cash distributions or dividends referred under “— Cash Dividends” below), then, once the distribution has become effective and the shares are trading ex-dividend, the Exchange Factor will be adjusted so that the new Exchange Factor shall equal the product of:

  the prior Exchange Factor, and

  a fraction, the numerator of which is the Current Market Price of the Reference Stock and the denominator of which is the amount by which such Current Market Price exceeds the Fair Market Value of such distribution.

        The “Current Market Price” of the Reference Stock means the closing price of the Reference Stock on the trading day immediately preceding the ex-dividend date of the dividend or distribution requiring an adjustment to the Exchange Factor.

PS-19

        The “Fair Market Value” of any such distribution means the value of such distribution on the ex-dividend date for such distribution, as determined by the calculation agent. If such distribution consists of property traded on the ex-dividend date on a U.S. national securities exchange or, if the Reference Stock is an ADS, on a non-U.S. securities exchange or market, the Fair Market Value will equal the closing price of such distributed property on such ex-dividend date.

        Notwithstanding the foregoing, a distribution on the Reference Stock described in clause (a), (d) or (e) of the section entitled “— Reorganization Events” below that also would require an adjustment under this section shall only cause an adjustment pursuant to clause (a), (d) or (e) under the section entitled “— Reorganization Events.” A distribution on the Reference Stock described in the section entitled “— Issuance of Transferable Rights or Warrants” that also would require an adjustment under this section shall only cause an adjustment pursuant to the section entitled “— Issuance of Transferable Rights or Warrants.”

        Cash Dividends

        If specified in the relevant terms supplement, the Exchange Factor will be subject to adjustment, depending on, if applicable, changes to the dividends or distributions consisting exclusively of cash made by the issuer of the Reference Stock to all holders of the Reference Stock. If the Exchange Factor is subject to such adjustment, then the Exchange Factor will be adjusted, effective as of the close of business on the trading day immediately preceding the ex-dividend date, so that the new Exchange Factor shall equal the product of:

  the prior Exchange Factor, and

  a fraction, the numerator of which is the Current Market Price of the Reference Stock and the denominator of which is:

    if the New Dividend is greater than or equal to the Dividend Threshold, the Current Market Price of the Reference Stock minus the amount by which the New Dividend exceeds the Dividend Threshold; or

    (i) if the New Dividend is less than the Dividend Threshold or (ii) if the issuer of the Reference Stock fails to declare or make a dividend payment on the Reference Stock (as determined by the calculation agent in its sole discretion), the Current Market Price of the Reference Stock plus the amount by which the Dividend Threshold exceeds the New Dividend.

        “New Dividend” shall be the cash dividend per share of Reference Stock, which may be zero, giving rise to the adjustment.

        “Dividend Threshold” shall be an annual, quarterly or monthly amount per share of the Reference Stock that is specified in the relevant terms supplement and is subject to adjustment by the calculation agent in the event of a Reorganization Event or other event that affects the Reference Stock, as determined by the calculation agent in its sole discretion. For the avoidance of doubt, any special or one-time cash dividends shall be included in the calculation agent’s determination of whether the New Dividend is greater or lesser than the Dividend Threshold for the applicable period as specified in the relevant terms supplement.

        If the calculation agent determines that the Underlying Stock Issuer has failed to declare or make a dividend payment, the effective date for adjusting the Exchange Factor will be the “Exchange Factor Adjustment Date” specified in the terms supplement for your notes or the Valuation Date, as applicable.

        “Ex-dividend date” shall mean the first trading day on which transactions in the Reference Stock trade on the Relevant Exchange without the right to receive that cash dividend or other cash distribution.

PS-20

        Issuance of Transferable Rights or Warrants

        If the issuer of the Reference Stock issues transferable rights or warrants to all holders of the Reference Stock to subscribe for or purchase the Reference Stock, including new or existing rights to purchase the Reference Stock at an exercise price per share less than the closing price of the Reference Stock on both (i) the date the exercise price of such rights or warrants is determined and (ii) the expiration date of such rights and warrants pursuant to a shareholder’s rights plan or arrangement, and if the expiration date of such rights or warrants precedes the maturity date of the notes, then the Exchange Factor will be adjusted on the business day immediately following the issuance of such transferable rights or warrants so that the new Exchange Factor shall equal the prior Exchange Factor plus the product of:

  the prior Exchange Factor, and

  the number of shares of the Reference Stock that can be purchased with the cash value of such warrants or rights distributed on one share of the Reference Stock.

        The number of shares that can be purchased will be based on the closing price of the Reference Stock on the date the new Exchange Factor is determined. The cash value of such warrants or rights, if the warrants or rights are traded on a U.S. national securities exchange or, in the case of a Reference Stock that is an ADS, on a non-U.S. securities exchange or market, will equal the closing price of such warrant or right, or, if the warrants or rights are not traded on a U.S. national securities exchange or a non-U.S. securities exchange or market, as applicable, will be determined by the calculation agent and will equal the average (mean) of the bid prices obtained from three dealers at 3:00 p.m., New York City time, on the date the new Exchange Factor is determined, provided that if only two such bid prices are available, then the cash value of such warrants or rights will equal the average (mean) of such bids and if only one such bid is available, then the cash value of such warrants or rights will equal such bid.

        Reorganization Events

        If prior to the maturity date,

(a)	there occurs any reclassification or change of the Reference Stock, including, without limitation, as a result of the issuance of tracking stock by the issuer of the Reference Stock,

(b)	the issuer of the Reference Stock, or any surviving entity or subsequent surviving entity of the issuer of the Reference Stock (a “Successor Entity”), has been subject to a merger, combination or consolidation and is not the surviving entity,

(c)	any statutory exchange of securities of the issuer of the Reference Stock or any Successor Entity with another corporation occurs, other than pursuant to clause (b) above,

(d)	the issuer of the Reference Stock is liquidated or is subject to a proceeding under any applicable bankruptcy, insolvency or other similar law,

(e)	the issuer of the Reference Stock issues to all of its shareholders equity securities of an issuer other than the issuer of the Reference Stock, other than in a transaction described in clauses (b), (c) or (d) above (a “Spin-off Event”), or

(f)	a tender or exchange offer or going-private transaction is commenced for all the outstanding shares of the issuer of the Reference Stock and is consummated and completed in full for all or substantially all of such shares, as determined by the calculation agent in its sole discretion (an event in clauses (a) through (f), a “Reorganization Event”), then the payment at maturity will depend on the closing price of the Reference Stock on the trading day immediately preceding the Reorganization Event (the “Relevant Date”) and the kind and amount of Exchange Property (as defined below) received by holders of the Reference Stock in the Reorganization Event. In addition to the cash or Exchange Property (as defined below) described below, in all cases, you will receive at maturity any accrued and unpaid interest.

PS-21

        If the closing price of the Reference Stock on the Relevant Date is greater than the Cap Price, you will receive at maturity, in respect of each note, an amount in cash equal to the Cap Price, or, at our election, a number of shares of Reference Stock equal to the Cap Price divided by the closing price of the Reference Stock on the Relevant Date.

        If the closing price of the Reference Stock on the Relevant Date is equal to or less than the Cap Price, then the payment at maturity will depend on the type of Exchange Property received by holders of the Reference Stock in accordance with the following:

(i) If the Exchange Property consists solely of securities (including, without limitation, securities of the issuer of the Reference Stock or securities of foreign issuers represented by American depositary receipts) traded on the NYSE, the AMEX or the NASDAQ Stock Market (“Exchange Traded Securities”), then the payment at maturity for each note will depend on whether the closing price of the Exchange Traded Securities on the Observation Date or, if there are multiple Averaging Dates, the arithmetic average of the closing prices of the Exchange Traded Securities on each of the Averaging Dates, exceeds the Cap Price:

(a) If the closing price or the arithmetic average of the relevant closing prices, as applicable, of the Exchange Traded Securities is greater than the Cap Price, then we will pay you at maturity, for each note, an amount in cash equal to the Cap Price, or, at our election, a number of shares of Reference Stock equal to the Cap Price divided by the closing price of the Reference Stock on the Observation Date.

(b) If the closing price or the arithmetic average of the relevant closing prices, as applicable, of the Exchange Traded Securities is equal to or less than the Cap Price, then we will deliver to you at maturity, for each note, cash (or, at our election, Exchange Property) with a value equal to the product of the Exchange Factor immediately prior to such Reorganization Event and the Transaction Value.

The calculation agent will adjust the Exchange Factor to reflect the Exchange Traded Securities delivered in such Reorganization Event and the market value and volatility levels of such Exchange Traded Securities and any Exchange Factor adjustments as of the effective date of the Reorganization Event.

(ii) If the Exchange Property consists solely of cash, property other than Exchange Traded Securities or a combination thereof, the calculation agent shall be deemed to have liquidated all non-cash Exchange Property upon terms that it deems commercially reasonable, and the value of the Exchange Property shall, after such liquidation, equal the aggregate cash amount, including the amount resulting from that liquidation. We refer to this aggregate cash amount as the “Per Share Liquidation Value.” The Per Share Liquidation Value will also include accrued interest on that amount. Interest will accrue beginning on the first business day after the day that an affiliate of ours sells the securities or other property used to hedge our obligations under the notes until the stated maturity date. Interest will accrue at a rate equal to LIBOR with a term corresponding to the interest accrual period stated in the preceding sentence. Following a Reorganization Event of this sort, we will pay you at maturity, for each note, cash in an aggregate amount equal to the product of the Exchange Factor immediately prior to such Reorganization Event and the Per Share Liquidation Value.

(iii) If the Exchange Property consists of any other combination of Exchange Traded Securities, cash or property other than Exchange Traded Securities, the calculation agent shall be deemed to have liquidated all property other than Exchange Traded Securities upon terms that it deems commercially reasonable. Following a Reorganization Event of this sort, we will pay you at maturity, for each note,

(a) cash in an aggregate amount calculated in accordance with clause (ii) above, and

(b) cash (or, at our election, Exchange Traded Securities) with a value equal to the product of the Exchange Factor immediately prior to such Reorganization Event and the Transaction Value.

PS-22

        In the event Exchange Property consists of common equity securities, those securities will, in turn, be subject to the anti-dilution adjustments of the type set forth in this product supplement.

        In the case of a consummated and completed in full tender or exchange offer or going-private transaction involving Exchange Property, Exchange Property shall be deemed to include the amount of cash or other property paid by the offeror in the tender or exchange offer with respect to such Exchange Property (in an amount determined on the basis of the rate of exchange in such tender or exchange offer or going-private transaction). In the event of a tender or exchange offer or a going-private transaction with respect to Exchange Property in which an offeree may elect to receive cash or other property, Exchange Property shall be deemed to include the kind and amount of cash and other property received by offerees who elect to receive cash.

        The calculation agent shall be solely responsible for determination and calculation of the Exchange Property if a Reorganization Event occurs and the cash amount due upon exchange of the notes, including the determination of the cash value of any Exchange Property and the Per Share Liquidation Value, if necessary. The calculation agent’s determinations and calculations shall be conclusive absent manifest error.

        “Exchange Property” means any shares of Reference Stock that continue to be held by the holders of the Reference Stock, and any securities, cash or any other assets distributed to the holders of the Reference Stock in, or as a result of, the Reorganization Event. No interest will accrue on any Exchange Property.

        “Transaction Value” means, on any date, for any Exchange Traded Security received in any such Reorganization Event (including in the case of the issuance of tracking stock, the reclassified Reference Stocks and, in the case of a Spin-off Event, the Reference Stocks with respect to which the spun-off security was issued), an amount equal to the closing price, as of the final Valuation Date, per share of such security multiplied by the quantity of such security received for each share of Reference Stock.

        Delisting of ADSs or Termination of ADS Facility

        If an ADS serving as the Reference Stock is no longer listed or admitted to trading on a U.S. securities exchange registered under the Securities Exchange Act of 1934, as amended, or included in the OTC Bulletin Board Service operated by the NASD, or if the ADS facility between the issuer and the ADS depositary is terminated for any reason, then, on and after the date the ADS is no longer so listed or adjusted to trading on the date of such termination, as applicable (the “Change Date”), the Underlying Stock will be deemed to be the Reference Stock. The Exchange Factor will thereafter equal the last value of the Exchange Factor for the ADS multiplied by the number of Underlying Stock represented by a single ADS. The Final Share Price shall be expressed in U.S. dollars, converting the closing price of the Underlying Stock on the Observation Date, or the arithmetic average of the closing prices of the Underlying Stock on each of the Averaging Dates, into U.S. dollars using the applicable exchange rate as described below.

        In any such case, unless otherwise specified in the relevant terms supplement, we will not elect to deliver the Physical Delivery Amount at maturity. The calculation agent will (1) determine the applicable exchange rate, which will equal an average (mean) of the bid quotations in The City of New York received by the calculation agent at approximately 11:00 a.m., New York City time, on the second business day preceding the final Valuation Date, from three recognized foreign exchange dealers (provided that each such dealer commits to execute a contract at its applicable bid quotation) or, (2) if the calculation agent is unable to obtain three such bid quotations, the average of such bid quotations obtained from two recognized foreign exchange dealers or, (3) if the calculation agent is able to obtain such bid quotation from only one recognized foreign exchange dealer, such bid quotation, in each case for the purchase of the applicable foreign currency for U.S. dollars for settlement on the final Valuation Date in the aggregate amount of the applicable foreign currency payable to holders of the notes. If the calculation agent is unable to obtain at least one such bid quotation, the calculation agent shall determine the exchange rate in its sole discretion.

PS-23

Events of Default

        Under the heading “Description of Debt Securities — Events of Default, Waiver, Debt Securities in Foreign Currencies” in the accompanying prospectus is a description of events of default relating to debt securities including the notes.

Payment Upon an Event of Default

        Unless otherwise specified in the relevant terms supplement, in case of an event of default with respect to the notes shall have occurred and be continuing, the amount of declared due and payable per note upon any acceleration of the notes will be calculated as if the date of acceleration were the final Valuation Date, plus, if applicable, any accrued and unpaid interest on the notes. If the notes have more than one Valuation Date, then for each Valuation Date scheduled to occur after the date of acceleration, the trading days immediately preceding the date of acceleration (in such number equal to the number of Valuation Dates in excess of one) shall be the corresponding Valuation Dates, unless otherwise specified in the relevant terms supplement. Upon any acceleration of the notes, any interest will be calculated on the basis of a 360-day year of twelve 30-day months and the actual number of days elapsed from and including the previous Interest Payment Date for which interest was paid.

        If the maturity of the notes is accelerated because of an event of default as described above, we shall, or shall cause the calculation agent to, provide written notice to the trustee at its New York office, on which notice the trustee may conclusively rely, and to DTC of the cash amount due with respect to the notes as promptly as possible and in no event later than two business days after the date of acceleration.

Modification

        Under the heading “Description of Debt Securities — Modification of the Indenture; Waiver of Compliance” in the accompanying prospectus is a description of when the consent of each affected holder of debt securities is required to modify the indenture.

Defeasance

        The provisions described in the accompanying prospectus under the heading “Description of Debt Securities — Discharge, Defeasance and Covenant Defeasance” are not applicable to the notes, unless otherwise specified in the relevant terms supplement.

Listing

        The notes will not be listed on any securities exchange, unless otherwise specified in the relevant terms supplement.

Book-Entry Only Issuance — The Depository Trust Company

        The Depository Trust Company, or DTC, will act as securities depositary for the notes. The notes will be issued only as fully-registered securities registered in the name of Cede & Co. (DTC’s nominee). One or more fully-registered global notes certificates, representing the total aggregate principal amount of the notes, will be issued and will be deposited with DTC. See the descriptions contained in the accompanying prospectus supplement under the headings “Description of Notes — Forms of Notes” and “The Depositary.”

Registrar, Transfer Agent and Paying Agent

        Payment of amounts due at maturity on the notes will be payable and the transfer of the notes will be registrable at the principal corporate trust office of The Bank of New York in The City of New York.

PS-24

        The Bank of New York or one of its affiliates will act as registrar and transfer agent for the notes. The Bank of New York will also act as paying agent and may designate additional paying agents.

        Registration of transfers of the notes will be effected without charge by or on behalf of The Bank of New York, but upon payment (with the giving of such indemnity as The Bank of New York may require) in respect of any tax or other governmental charges that may be imposed in relation to it.

Governing Law

        The notes will be governed by and interpreted in accordance with the laws of the State of New York.

PS-25

CERTAIN U.S. FEDERAL INCOME TAX CONSEQUENCES

        The following is a summary of the material U.S. federal income tax consequences of the purchase, ownership and disposition of the notes. This summary applies to you only if you are an initial holder of the notes purchasing the notes at the issue price for cash and hold them as capital assets within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the “Code”).

        This summary does not address all aspects of U.S. federal income and estate taxation of the notes that may be relevant to you in light of your particular circumstances, nor does it address all of your tax consequences if you are subject to special treatment under the U.S. federal income tax laws, such as:

  one of certain financial institutions;

  a tax-exempt entity, including an “individual retirement account” or “Roth IRA” as defined in Code Section 408 or 408A respectively;

  a dealer in securities or foreign currencies;

  a “regulated investment company” as defined in Code Section 851;

  a “real estate investment trust” as defined in Code Section 856;

  a person holding the notes as part of a hedging transaction, straddle, conversion transaction or integrated transaction, or entering into a “constructive sale” with respect to the notes;

  a U.S. Holder (as defined below) whose functional currency is not the U.S. dollar;

  a trader in securities who elects to apply a mark-to-market method of tax accounting; or

  a partnership or other entity classified as a partnership for U.S. federal income tax purposes.

        This summary is based on the Code, administrative pronouncements, judicial decisions and final, temporary and proposed Treasury regulations as of the date of this product supplement, changes to any of which, subsequent to the date of this product supplement, may affect the tax consequences described herein. If you are considering the purchase of notes, you are urged to consult your own tax adviser concerning the application of U.S. federal income and estate tax laws to your particular situation (including the possibility of alternative characterizations of the notes), as well as any tax consequences arising under the laws of any state, local or foreign jurisdictions.

Tax Treatment of the Notes

        We and you agree (in the absence of an administrative determination or judicial ruling to the contrary) to characterize the notes for U.S. federal income tax purposes as a unit comprising (i) a contract (the “Forward Contract”) that requires an investor in a note at maturity to pay, and us to deliver, for an amount equal to the Issue Price (the “Forward Price”), the Reference Stock (or, at our option, the cash value thereof) and (ii) a deposit of $1,000 per $1,000 principal amount note to secure your potential obligation under the Forward Contract (a “Deposit”). Under this characterization, we and you agree to treat a portion of the periodic payments made with respect to the notes as interest on the Deposit, and the remainder as payments to you (the “Contract Payments”) in consideration of your entry into the Forward Contract. We will specify in the applicable terms supplement what portions of the periodic payments made with respect to the notes will be treated as interest and as Contract Payments. We intend to seek an opinion from Davis Polk & Wardwell, our special tax counsel, which will be based upon the terms of the notes at the time of the relevant offering and certain factual representations to be received from us, that it is reasonable to treat the notes as a unit comprising a Forward Contract and a Deposit for U.S. federal income tax purposes. Whether Davis Polk & Wardwell expresses an opinion regarding the characterization of the notes will be indicated in the applicable terms supplement. No statutory, judicial or administrative authority directly addresses the characterization of the notes (or similar instruments) for U.S. federal income tax purposes, and no ruling is being requested from the IRS with respect to their proper characterization and treatment. While other characterizations of the notes could be asserted by the IRS, as discussed below, the following discussion assumes that this characterization and treatment of the notes is respected.

PS-26

        We will not attempt to ascertain whether the issuer of the Reference Stock would be treated as a “passive foreign investment company” (a “PFIC”) within the meaning of Section 1297 of the Code or as a “U.S. real property holding corporation” (a “USRPHC”) within the meaning of Section 897 of the Code. If the issuer of the Reference Stock were so treated, certain adverse U.S. federal income tax consequences might apply, to a United States holder in the case of a PFIC and to a non-United States holder in the case of a USRPHC, upon the sale, exchange or retirement of a security. You should refer to information filed with the SEC or another governmental authority by such issuer and consult your tax adviser regarding the possible consequences to you if such issuer is or becomes a PFIC or a USRPHC.

        Significant aspects of the U.S. federal income tax consequences of an investment in the notes are uncertain, and no assurance can be given that the IRS or the courts will agree with the characterization and tax treatment described herein. As a result, if you are considering purchasing the notes, you should consult your own tax adviser regarding the application of U.S. federal income and estate tax laws to your particular situation (including the possibility of alternative characterizations of the notes) and any tax consequences arising under the laws of any state, local or foreign taxing jurisdiction.

Tax Consequences to U.S. Holders

        You are a “U.S. Holder” if you are a beneficial owner of notes for U.S. federal income tax purposes that is:

  a citizen or resident of the United States;

  a corporation, or other entity taxable as a corporation, created or organized in or under the laws of the United States or any political subdivision thereof; or

  an estate or trust the income of which is subject to U.S. federal income taxation regardless of its source.

Notes with a Term of Not More Than One Year

        Assuming the characterization of the notes described above is respected, and the term of the notes (including the issue date but not the maturity date) from issuance to maturity (including the last possible date that the notes could be outstanding) is not more than one year, the following discussion applies.

        Tax Treatment of Interest Payments

        Because the term of these notes is not more than one year, the Deposit will be treated as a short-term obligation for U.S. federal income tax purposes. Under the applicable Treasury regulations, the Deposit will be treated as being issued at a discount equal to the sum of all interest payments to be made with respect to the Deposit. Accordingly, accrual-method holders, and cash-method holders who so elect, should include the discount in income as it accrues on a straight-line basis, unless they elect to accrue the discount on a constant-yield method based on daily compounding. Cash-method holders who do not elect to accrue the discount in income currently should include interest paid on the Deposit upon its receipt. Additionally, cash-method holders who do not elect to accrue the discount in income currently will be required to defer deductions for any interest paid on indebtedness incurred to purchase or carry the notes in an amount not exceeding the accrued discount until it is included in income.

        Although the U.S. federal income tax treatment of Contract Payments is uncertain, we intend to take the position, and the following discussion assumes, that any Contract Payments with respect to the notes constitute taxable income to a U.S. Holder at the time accrued or received in accordance with the U.S. Holder’s method of accounting for U.S. federal income tax purposes.

PS-27

        Sale or Exchange of the Notes

        Upon sale or exchange of the notes prior to maturity, you generally will be required to recognize an amount of short-term capital gain or loss equal to the difference between (i) the proceeds received minus the amount of accrued but unpaid interest on the Deposit and (ii) the purchase price of the notes. You will recognize interest income with respect to accrued interest on the Deposit that you have not previously included in income. It is uncertain whether the proceeds received include any amount attributable to accrued but unpaid Contract Payments. You should consult your own tax adviser regarding the treatment of accrued but unpaid Contract Payments upon the sale or exchange of the notes.

        Tax Treatment at Maturity

        If you receive the Physical Delivery Amount (the Reference Stock), you will be deemed to have applied the Deposit toward the physical settlement of the Forward Contract. In such case, you generally will not recognize gain or loss with respect to the Reference Stock received. Instead, you generally will have an aggregate basis in the shares of the Reference Stock (including any fractional shares) received equal to the Deposit, and such basis will be allocated proportionately among the shares of the Reference Stock (including any fractional shares received). Your holding period for any such shares of the Reference Stock received will begin on the day after receipt. With respect to any cash received in lieu of a fractional share of the Reference Stock, you will recognize short-term capital gain or loss in an amount equal to the difference between the amount of such cash received and the tax basis allocable to the fractional share.

        If you receive the Cash Value of the Physical Delivery Amount, you will be deemed to have applied the Deposit toward the cash settlement of the Forward Contract. In such case, you will not recognize income with respect to the Deposit, but will recognize short-term capital gain or loss in an amount equal to the difference between (i) the Cash Value received and (ii) the Deposit.

Notes with a Term of More Than One Year

        Assuming the characterization of the notes described above is respected, and the term of the notes (including the issue date but not the maturity date) from issuance to maturity (including the last possible date that the notes could be outstanding) is more than one year, the following discussion applies.

        Tax Treatment of Interest Payments

        Interest paid with respect to the Deposit will be taxable to you as ordinary interest income at the time it accrues or is received, in accordance with your method of accounting for federal income tax purposes.

        Although the U.S. federal income tax treatment of Contract Payments is uncertain, we intend to take the position, and the following discussion assumes, that any Contract Payments with respect to the notes constitute taxable income to a U.S. Holder at the time accrued or received in accordance with the U.S. Holder’s method of accounting for U.S. federal income tax purposes.

        Sale or Exchange of the Notes

        Upon sale or exchange of the notes prior to maturity, you generally will be required to recognize an amount of capital gain or loss equal to the difference between (i) the proceeds received minus the amount of accrued but unpaid interest on the Deposit and (ii) the purchase price of the notes. You will recognize interest income with respect to accrued interest on the Deposit that you have not previously included in income. It is uncertain whether the proceeds received include any amount attributable to accrued but unpaid Contract Payments. You should consult your own tax adviser regarding the treatment of accrued but unpaid Contract Payments upon the sale or exchange of the notes.

PS-28

        Tax Treatment at Maturity

        If you receive the Physical Delivery Amount (the Reference Stock), you will be deemed to have applied the Deposit toward the physical settlement of the Forward Contract. In such case, you generally will not recognize gain or loss with respect to the Reference Stock received. Instead, you generally will have an aggregate basis in the shares of the Reference Stock (including any fractional shares) received equal to the Deposit, and such basis will be allocated proportionately among the shares of the Reference Stock (including any fractional shares received). Your holding period for any such shares of the Reference Stock received will begin on the day after receipt. With respect to any cash received in lieu of a fractional share of the Reference Stock, you will recognize capital gain or loss in an amount equal to the difference between the amount of such cash received and the tax basis allocable to the fractional share.

        If you receive the Cash Value of the Physical Delivery Amount, you will be deemed to have applied the Deposit toward the cash settlement of the Forward Contract. In such case, you will not recognize income with respect to the Deposit, but will recognize capital gain or loss, which will be long-term capital gain or loss if you hold the notes for more than a year, in an amount equal to the difference between (i) the Cash Value received and (ii) the Deposit.

        Possible Alternative Tax Treatments of an Investment in the Notes

        Due to the absence of authorities that directly address the proper characterization of the notes and because we are not requesting a ruling from the IRS with respect to the notes, no assurance can be given that the IRS will accept, or that a court will uphold, the characterization and tax treatment of the notes described above. If the IRS were successful in asserting an alternative characterization or treatment of the notes, the timing and character of income on the notes could differ materially from our description herein. For example, the IRS might treat the notes as indebtedness issued by us. Under that characterization, if the term of the notes from issue to maturity (including the last possible date that the notes could be outstanding) is more than one year, the notes would be considered “contingent payment debt instruments” and regardless of whether you are an accrual-method or cash-method taxpayer, you would be required to accrue into income original issue discount, or “OID,” on the notes at our “comparable yield” for similar noncontingent debt, determined at the time of the issuance of the notes, in each year that you hold the notes, and any gain recognized at expiration or upon sale or other disposition of the notes would generally be treated as ordinary income. Additionally, if you were to recognize a loss above certain thresholds, you could be required to file a disclosure statement with the IRS.

        Other alternative U.S. federal income tax characterizations of the notes are possible. Accordingly, you are urged to consult your tax adviser regarding the U.S. federal income tax consequences of an investment in the notes.

Tax Consequences to Non-U.S. Holders

        You are a “Non-U.S. Holder” if you are a beneficial owner of notes for U.S. federal income tax purposes that is:

  a nonresident alien individual;

  a foreign corporation; or

  a foreign estate or trust.

        You are not a Non-U.S. Holder if you are an individual present in the United States for 183 days or more in the taxable year of disposition. In this case, you should consult your own tax adviser regarding the U.S. federal income tax consequences of the sale, exchange or other disposition of a note.

         Because the tax treatment of the notes is uncertain, it is not clear whether withholding taxes apply to payments made in accordance with the notes. Unless otherwise specified in the relevant terms supplement, we and our affiliates do not intend to withhold on such payments if you are a Non-U.S. Holder and (in the case of notes with a term to maturity of more than 183 days) if you certify on IRS Form W-8BEN, under penalties of perjury, that you are not a U.S. person and provide your name and address or otherwise

PS-29

satisfy applicable documentation requirements. However, others may withhold on stated interest payments to you unless you claim an exemption or reduction under an applicable income tax treaty. Non-U.S. Holders should consult their own tax advisers regarding the possibility of such withholding, including the possibility of obtaining a refund of withheld amounts.

        In any event, if the notes have a term to maturity of 183 days or less and you do not provide a properly executed IRS Form W-8BEN, you may be subject to information reporting and backup withholding, as described below, unless you provide documentation of your status as a non-U.S. person (which would include providing a properly executed IRS Form W-8BEN).

        If you are engaged in a trade or business in the United States, and if payments on the notes are effectively connected with the conduct of that trade or business, you will generally be taxed in the same manner as a U.S. Holder, except that you will be required to provide a properly executed IRS Form W-8ECI in order to claim an exemption from withholding. If this paragraph applies to you, you are urged to consult your own tax adviser with respect to other U.S. tax consequences of the ownership and disposition of the notes, including the possible imposition of a 30% branch profits tax.

Backup Withholding and Information Reporting

        You may be subject to information reporting, and you may also be subject to backup withholding at the rates specified in the Code on the amounts paid to you unless you provide proof of an applicable exemption or a correct taxpayer identification number and otherwise comply with applicable requirements of the backup withholding rules. If you are a Non-U.S. Holder, you will not be subject to backup withholding if you comply with the certification procedures described in the third preceding paragraph. Amounts withheld under the backup withholding rules are not an additional tax and may be refunded or credited against your U.S. federal income tax liability, provided the required information is furnished to the IRS.

Federal Estate Tax

        Individual Non-U.S. Holders, and entities the property of which is potentially includible in such individuals’ gross estates for U.S. federal estate tax purposes (for example, a trust funded by such an individual and with respect to which the individual has retained certain interests or powers), should note that, absent an applicable treaty benefit, a note may be treated as U.S. situs property, subject to U.S. federal estate tax. Such individuals and entities are urged to consult their own tax advisers regarding the U.S. federal estate tax consequences of investing in a note.

        THE TAX CONSEQUENCES TO YOU OF OWNING THE NOTES ARE UNCLEAR. YOU ARE URGED TO CONSULT YOUR OWN TAX ADVISER REGARDING THE TAX CONSEQUENCES OF PURCHASING, OWNING AND DISPOSING OF THE NOTES, INCLUDING THE TAX CONSEQUENCES UNDER STATE, LOCAL, FOREIGN AND OTHER TAX LAWS AND THE POSSIBLE EFFECTS OF CHANGES IN U.S. FEDERAL OR OTHER TAX LAWS.

PS-30

UNDERWRITING

        Under the terms and subject to the conditions contained in the Master Agency Agreement entered into between JPMorgan Chase & Co. and J.P. Morgan Securities Inc. as agent (an “Agent” or “JPMSI”), and certain other agents that may be party to the Master Agency Agreement from time to time (each an “Agent” and collectively with JPMSI, the “Agents”), each Agent participating in an offering of notes, acting as principal for its own account, has agreed to purchase, and we have agreed to sell, the principal amount of notes set forth on the cover page of the relevant terms supplement. Each such Agent proposes initially to offer the notes directly to the public at the public offering price set forth on the cover page of the relevant terms supplement. JPMSI will allow a concession to other dealers, or we may pay other fees, in the amount set forth on the cover page of the relevant terms supplement. After the initial offering of the notes, the Agents may vary the offering price and other selling terms from time to time.

        We own, directly or indirectly, all of the outstanding equity securities of JPMSI. The underwriting arrangements for this offering comply with the requirements of Rule 2720 of the Conduct Rules of the NASD regarding an NASD member firm’s underwriting of securities of an affiliate. In accordance with Rule 2720, no underwriter may make sales in this offering to any discretionary account without the prior approval of the customer.

        JPMSI or another Agent may act as principal or agent in connection with offers and sales of the notes in the secondary market. Secondary market offers and sales will be made at prices related to market prices at the time of such offer or sale; accordingly, the Agents or a dealer may change the public offering price, concession and discount after the offering has been completed.

        In order to facilitate the offering of the notes, JPMSI may engage in transactions that stabilize, maintain or otherwise affect the price of the notes. Specifically, JPMSI may sell more notes than it is obligated to purchase in connection with the offering, creating a naked short position in the notes for its own account. JPMSI must close out any naked short position by purchasing the notes in the open market. A naked short position is more likely to be created if JPMSI is concerned that there may be downward pressure on the price of the notes in the open market after pricing that could adversely affect investors who purchase in the offering. As an additional means of facilitating the offering, JPMSI may bid for, and purchase, notes in the open market to stabilize the price of the notes. Any of these activities may raise or maintain the market price of the notes above independent market levels or prevent or retard a decline in the market price of the notes. JPMSI is not required to engage in these activities, and may end any of these activities at any time.

        No action has been or will be taken by us, JPMSI or any dealer that would permit a public offering of the notes or possession or distribution of this product supplement no. 75-I or the accompanying prospectus supplement, prospectus or terms supplement, other than in the United States, where action for that purpose is required. No offers, sales or deliveries of the notes, or distribution of this product supplement no. 75-I or the accompanying prospectus supplement, prospectus or terms supplement or any other offering material relating to the notes, may be made in or from any jurisdiction except in circumstances which will result in compliance with any applicable laws and regulations and will not impose any obligations on us, the Agents or any dealer.

        Each Agent has represented and agreed, and each dealer through which we may offer the notes has represented and agreed, that it (i) will comply with all applicable laws and regulations in force in each non-U.S. jurisdiction in which it purchases, offers, sells or delivers the notes or possesses or distributes this product supplement no. 75-I and the accompanying prospectus supplement, prospectus and terms supplement and (ii) will obtain any consent, approval or permission required by it for the purchase, offer or sale by it of the notes under the laws and regulations in force in each non-U.S. jurisdiction to which it is subject or in which it makes purchases, offers or sales of the notes. We shall not have responsibility for any Agent’s or any dealer’s compliance with the applicable laws and regulations or obtaining any required consent, approval or permission.

PS-31

        The notes are not and will not be authorized by the Comisión Nacional de Valores for public offer in Argentina and may thus not be offered or sold to the public at large or to sectors or specific groups thereof by any means, including but not limited to personal offerings, written materials, advertisements or the media, in circumstances which constitute a public offering of securities under Argentine Law No. 17,811, as amended.

        The notes have not been and will not be registered with the “Comissão de Valores Mobiliários” — the Brazilian Securities and Exchange Commission (“CVM”) and accordingly, the notes may not be sold, promised to be sold, offered, solicited, advertised and/or marketed within the Federative Republic of Brazil in an offering that can be construed as a public offering under CVM Instruction no 400, dated December 29, 2003, as amended from time to time.

        The notes have not been registered with the Superintendencia de Valores y Seguros in Chile and may not be offered or sold publicly in Chile. No offer, sales or deliveries of the notes, or distribution of this product supplement no. 75-I or the accompanying prospectus supplement, prospectus or terms supplement, may be made in or from Chile except in circumstances which will result in compliance with any applicable Chilean laws and regulations.

        The notes may not be offered or sold in Hong Kong, by means of any document, other than to persons whose ordinary business it is to buy or sell shares or debentures, whether as principal or agent, or in circumstances that do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap. 32) of Hong Kong. Each Agent has not issued and will not issue any advertisement, invitation or document relating to the notes, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to notes which are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made thereunder.

        The notes have not been, and will not be, registered with the National Registry of Securities maintained by the Mexican National Banking and Securities Commission nor with the Mexican Stock Exchange and may not be offered or sold publicly in the United Mexican States. This product supplement no. 75-I and the accompanying prospectus supplement, prospectus and terms supplement may not be publicly distributed in the United Mexican States.

        Neither this product supplement no. 75-I nor the accompanying prospectus supplement, prospectus or terms supplement has been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this product supplement no. 75-I, the accompanying prospectus supplement, prospectus or terms supplement, and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the notes may not be circulated or distributed, nor may the notes be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”), (ii) to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

        The notes may not be publicly offered in Switzerland, as such term is defined or interpreted under the Swiss Code of Obligations. Neither this product supplement no. 75-I, the accompanying prospectus supplement, prospectus or terms supplement nor any of the documents related to the notes constitute a prospectus in the sense of article 652a or 1156 of the Swiss Code of Obligations.

        In addition, notes that fall within the scope of the Swiss Investment Fund Act may not be offered and distributed by means of public advertising in or from Switzerland, as such term is defined or interpreted under the Swiss Investment Fund Act. Such notes will not be registered with the Swiss Federal Banking Commission under the Swiss Investment Fund Act and the corresponding Swiss Investment Fund Ordinance and investors will, therefore, not benefit from protection under the Swiss Investment Fund Act or supervision by the Swiss Federal Banking Commission.

        Unless otherwise specified in the relevant terms supplement, the settlement date for the notes will be the third business day following the pricing date (which is referred to as a “T+3” settlement cycle).

PS-32

BENEFIT PLAN INVESTOR CONSIDERATIONS

        A fiduciary of a pension, profit-sharing or other employee benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), including entities such as collective investment funds, partnerships and separate accounts whose underlying assets include the assets of such plans (collectively, “ERISA Plans”) should consider the fiduciary standards of ERISA in the context of the ERISA Plans’ particular circumstances before authorizing an investment in the notes. Among other factors, the fiduciary should consider whether the investment would satisfy the prudence and diversification requirements of ERISA and would be consistent with the documents and instruments governing the ERISA Plan.

        Section 406 of ERISA and Section 4975 of the Code prohibit ERISA Plans, as well as individual retirement accounts and Keogh plans subject to Section 4975 of the Code (together with ERISA Plans, “Plans”), from engaging in certain transactions involving the “plan assets” with persons who are “parties in interest” under ERISA or “disqualified persons” under the Code (in either case, “Parties in Interest”) with respect to such Plans. As a result of our business, we are a Party in Interest with respect to many Plans. Where we are a Party in Interest with respect to a Plan (either directly or by reason of ownership of our subsidiaries), the purchase and holding of the notes by or on behalf of the Plan would be a prohibited transaction under Section 406 of ERISA and Section 4975 of the Code, unless exemptive relief were available under an applicable exemption (as described below).

        Accordingly, the notes may not be purchased or held by any Plan, any entity whose underlying assets include “plan assets” by reason of any Plan’s investment in the entity (a “Plan Asset Entity”) or any person investing “plan assets” of any Plan, unless such purchaser or holder is eligible for the exemptive relief available under Section 408(b)(17) of ERISA or Prohibited Transaction Class Exemption (“PTCE”) 96-23, 95-60, 91-38, 90-1 or 84-14 issued by the U.S. Department of Labor or the statutory exemptions under Section 408(b)(17) of ERISA and Section 4975(d)(20) are available or there was some other basis on which the purchase and holding of the notes is not prohibited. Each purchaser or holder of the notes or any interest therein will be deemed to have represented by its purchase of the notes that (a) its purchase and holding of the notes is not made on behalf of or with “plan assets” of any Plan or (b) its purchase and holding of the notes will not result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code.

        Employee benefit plans that are governmental plans (as defined in Section 3(32) of ERISA), certain church plans (as defined in Section 3(33) of ERISA) and non-U.S. plans (as described in Section 4(b)(4) of ERISA) are not subject to these “prohibited transaction” rules of ERISA or Section 4975 of the Code, but may be subject to similar rules under other applicable laws or documents (“Similar Laws”). Accordingly, each purchaser or holder of the notes shall be required to represent (and deemed to have represented by its purchase of the notes) that such purchase and holding is not prohibited under applicable Similar Laws.

        Due to the complexity of the applicable rules, it is particularly important that fiduciaries or other persons considering purchasing the notes on behalf of or with “plan assets” of any Plan consult with their counsel regarding the relevant provisions of ERISA, the Code or any Similar Laws and the availability of exemptive relief.

        Each purchaser and holder of the notes has exclusive responsibility for ensuring that its purchase and holding of the notes does not violate the fiduciary or prohibited transaction rules of ERISA, the Code or any Similar Laws. The sale of any notes to any Plan or plan subject to similar laws is in no respect a representation by us or any of our affiliates or representatives that such an investment meets all relevant legal requirements with respect to investments by such plans generally or any particular plan, or that such an investment is appropriate for plans generally or any particular plan.

PS-33